PROSPECTUS SUPPLEMENT
(To Prospectus dated February 23, 2000)                      [GRAPHIC OMITTED]

                          $129,136,881 (Approximate)



                 Chase Mortgage Finance Trust, Series 2000-S3
                                     Issuer


                      Chase Mortgage Finance Corporation
                                     Seller


                     Chase Manhattan Mortgage Corporation
                                   Servicer


        Multi-Class Mortgage Pass-Through Certificates, Series 2000-S3

-------------------------------------
Investing in these certificates            Chase Mortgage Finance Trust, Series 2000-S3 will issue twelve classes of
involves risks. You should not             certificates, of which eight classes are offered by this prospectus supplement
purchase these certificates                and the accompanying prospectus. The table on page S-3 identifies the various
unless you fully understand                classes and specifies certain characteristics of each class, including each
their risks and structure. See             class's initial principal balance (or notional balance), interest rate and
"Risk Factors" beginning on                rating.
page S-8 of this prospectus
supplement and page 3 of the
accompanying prospectus.                   The trust fund will consist primarily of a pool of fixed rate one- to four-family first lien mortgage loans with original terms to stated maturity
Neither these certificates nor the         of not more than 30 years.
underlying mortgage loans are
obligations of Chase Mortgage
Finance Corporation, Chase                 The underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc
Manhattan Mortgage                         of America Securities LLC, will purchase the offered certificates from Chase
Corporation, or any of their               Mortgage Finance Corporation and will offer them to the public at negotiated
affiliates. These certificates are         prices determined at the time of sale. Chase Mortgage Finance Corporation will
not insured or guaranteed by any           receive proceeds of approximately $126,748,000, plus accrued interest, less
governmental agency.                       expenses of approximately $274,000. The underwriters expect to deliver the
----------------------------------         offered certificates to investors on or about March 28, 2000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.



Merrill Lynch & Co.                              Banc of America Securities LLC


           The date of this Prospectus Supplement is March 23, 2000.

                Important Notice about the Information in this
             Prospectus Supplement and the Accompanying Prospectus

     Information about the offered certificates is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page S-48 of this prospectus supplement and on page 57 of the accompanying prospectus.

     In this prospectus supplement, the terms "Seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

                               TABLE OF CONTENTS

THE SERIES 2000-S3 CERTIFICATES ....................    S-3
SUMMARY INFORMATION ................................    S-4
      The Trust Fund ...............................    S-4
      Principal Parties ............................    S-4
      Cut-off Date .................................    S-4
      Closing Date .................................    S-4
      Forms of Certificates; Denominations .........    S-4
      Description of the Certificates ..............    S-4
      The Mortgage Pool ............................    S-5
      Distributions on the Certificates ............    S-5
      Credit Enhancement ...........................    S-5
      Optional Termination .........................    S-6
      Legal Investment .............................    S-6
      Federal Income Tax Consequences ..............    S-6
      ERISA Considerations .........................    S-6
      Ratings ......................................    S-7
RISK FACTORS .......................................    S-8
      Forward-Looking Statements ...................    S-8
      Prepayments May Adversely Affect Yield........    S-8
      Subordination of Subordinated
         Certificates Increases Risk of Loss to
         Such Classes ..............................    S-9
      Geographic Concentration of the
         Mortgaged Properties May Increase
         Risk of Loss ..............................    S-9
      Certificates May Not Be Appropriate for
         Individual Investors ......................    S-9
THE MORTGAGE POOL ..................................   S-10
      General ......................................   S-10
      Representations and Warranties ...............   S-10
      Mortgage Loans ...............................   S-10
PREPAYMENT AND YIELD
CONSIDERATIONS .....................................   S-17
      Yield Considerations with Respect to the
         Class A-P Certificates ....................   S-23
CHASE MANHATTAN MORTGAGE
CORPORATION ........................................   S-24
THE POOLING AND SERVICING
   AGREEMENT .......................................   S-26

      Assignment of Mortgage Loans .................   S-26
      Servicing ....................................   S-27
      Servicing Compensation and Payment of
         Expenses ..................................   S-27
      Adjustment to Servicing Fee in
         Connection with Prepaid Mortgage
         Loans .....................................   S-27
      Payments on Mortgage Loans; Collection
         Account; Certificate Account ..............   S-28
      Advances .....................................   S-28
      The Trustee ..................................   S-29
      Optional Termination .........................   S-29
      Special Servicing Agreements .................   S-29
DESCRIPTION OF THE CERTIFICATES ....................   S-29
      General ......................................   S-29
      Book-Entry Registration ......................   S-30
      Definitive Certificates ......................   S-31
      Restrictions on Transfer of the Class
         A-R, Class M and Offered Class B
         Certificates ..............................   S-32
      Distributions to Certificateholders ..........   S-33
      Interest .....................................   S-35
      Principal (Including Prepayments) ............   S-36
      Additional Rights of the Class A-R
         Certificateholder .........................   S-40
      Subordinated Certificates and Shifting
         Interests .................................   S-40
FEDERAL INCOME TAX
   CONSIDERATIONS ..................................   S-42
      Class A-R Certificate ........................   S-43
ERISA CONSIDERATIONS ...............................   S-43
LEGAL INVESTMENT MATTERS ...........................   S-45
USE OF PROCEEDS ....................................   S-46
UNDERWRITING .......................................   S-46
LEGAL MATTERS ......................................   S-46
RATINGS ............................................   S-46
INDEX OF DEFINED TERMS .............................   S-48

                        THE SERIES 2000-S3 CERTIFICATES

                                  Original                                                                       Expected
                                Certificate                                                                     Ratings(3)
                                 Principal       Certificate                                                  ---------------
                                 Balance(1)          Rate          Principal Type(2)      Interest Type(2)     DCR    Moody's
                             -----------------  -------------  -------------------------  ------------------  -----  --------
Offered Certificates
Class A-1 .................     $98,250,500         7.75%      Senior, Sequential Pay     Fixed Rate           AAA      Aaa
Class A-2 .................     $13,560,700         7.75%      Senior, Sequential Pay     Fixed Rate           AAA      Aaa
Class A-3 .................     $12,423,400         7.75%      Senior, Lockout            Fixed Rate           AAA      Aaa
Class A-P .................     $   348,147         (4)        Senior                     Principal Only       AAA      Aaa
Class A-R .................     $       100         7.75%      Senior, Sequential Pay     Fixed Rate           AAA      N/A
Class M ...................     $ 2,732,455         7.75%      Mezzanine                  Fixed Rate            AA      N/A
Class B-1 .................     $ 1,236,071         7.75%      Subordinated               Fixed Rate            A       N/A
Class B-2 .................     $   585,508         7.75%      Subordinated               Fixed Rate           BBB      N/A
Non-Offered Certificates(5)
Class A-X .................         (6)              (6)       Senior, Notional Amount    Interest Only        N/A      N/A
Class B-3 .................     $   390,339         7.75%      Subordinated               Fixed Rate           N/A      N/A
Class B-4 .................     $   260,226         7.75%      Subordinated               Fixed Rate           N/A      N/A
Class B-5 .................     $   325,281         7.75%      Subordinated               Fixed Rate           N/A      N/A

------------
(1) These amounts are approximate. We may adjust the original certificate principal balances upward or downward by up to 5%.

(2) See "Description of the Certificates--Categories of Classes of Certificates" in the accompanying prospectus for a description of the principal types and interest types.

(3) See "Ratings."

(4) The Class A-P Certificates are principal only certificates and are not entitled to payments of interest.

(5) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

(6) The Class A-X Certificates are interest only certificates, have no principal balance, and will bear interest on their notional amount (initially, approximately $112,015,283).

                              SUMMARY INFORMATION

This section briefly summarizes certain major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the accompanying prospectus in their entirety.

The Trust Fund

The name of the trust fund is Chase Mortgage Finance Trust, Series 2000-S3. We are forming a trust to own a pool of fixed rate one- to four-family first lien mortgage loans. The certificates represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The certificates will have the original certificate principal balance, certificate rate and other features set forth in the table on page S-3. The trust fund will issue the certificates under a Pooling and Servicing Agreement dated as of March 1, 2000 among Chase Mortgage Finance Corporation, as depositor, Chase Manhattan Mortgage Corporation, as servicer and Citibank, N.A., as trustee. See "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

       Issuer: Chase Mortgage Finance Trust, Series 2000-S3.

       Seller: Chase Mortgage Finance Corporation, a Delaware corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600.

       Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Manhattan Mortgage Corporation" and "The Pooling and Servicing Agreement--Servicing."

       Trustee: Citibank, N.A., a national banking association whose Corporate Trust Office is 111 Wall Street, New York, New York 10043 and whose telephone number is (212) 495-7276. See "The Pooling and Servicing Agreement--The Trustee."

Cut-off Date

The cut-off date will be March l, 2000.

Closing Date

The closing date will be on or about March 28, 2000.

Forms of Certificates; Denominations

Your certificates will be issued either in book-entry form or in fully registered, certificated form. The table under "Description of the Certificates--General" in this prospectus supplement sets forth the original certificate form, the minimum denomination and the incremental denomination of the offered certificates.

Description of the Certificates

The certificates will have an approximate aggregate initial principal balance of $130,112,727, subject to a permitted variance of plus or minus five percent.


The certificates will consist of:

       o Six classes of Class A Certificates, which initially will have an approximate aggregate principal balance of $124,582,847 and evidence an approximate undivided beneficial interest of 95.75% of the trust fund assets;

       o The Class M Certificates, which initially will have an approximate principal balance of $2,732,455 and evidence an approximate undivided beneficial interest of 2.10% of the trust fund assets; and

       o Five classes of Class B Certificates, which initially will have an approximate aggregate principal balance of $2,797,425 and evidence an approximate undivided beneficial interest of 2.15% of the trust fund assets.

Only the Class A (excluding Class A-X), Class M, Class B-1 and Class B-2 Certificates are being offered by this prospectus supplement and the accompanying prospectus. We will sell or otherwise transfer the Class A-X, Class B-3, Class

B-4 and Class B-5 Certificates to a limited number of accredited investors (which may include one or more of our affiliates) in a privately placed offering.

The Mortgage Pool

The mortgage pool will consist of fixed rate one- to four-family first lien residential mortgage loans with original terms to stated maturity of not more than 30 years.

We expect the mortgage loans to have the following approximate characteristics as of March 1, 2000:

Number of Mortgage Loans                                                   339
Aggregate Unpaid Principal Balance                                 130,112,729
Range of Unpaid Principal Balances                        $260,600 to $999,378
Average Unpaid Principal Balance                                      $383,813
Range of Mortgage Rates                                       7.500% to 9.375%
Weighted Average Mortgage Rate                                          8.380%
Range of Remaining Terms to Stated
  Maturity                                            239 months to 360 months
Weighted Average Remaining Term to
  Stated Maturity                                                   359 months
Range of Remaining Terms to Expected
  Maturity(1)                                         239 months to 360 months
Weighted Average Remaining Term to
  Expected Maturity(1)                                              359 months
Weighted Average Loan Age(2)                                           1 month
Range of Original Loan-to-Value Ratios                        13.50% to 95.00%
Weighted Average Original Loan-to-Value Ratio                           74.65%
Weighted Average Credit Score(3)                                           716

---------------------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.
(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.
(3) Based on the portion of the Mortgage Loans (approximately 99.5%) that were scored. Credit scores are described on page S-16.

Before we issue the certificates, we may remove some mortgage loans from the mortgage pool. We also may substitute other loans for some mortgage loans. This may result in changes in the mortgage pool characteristics shown above and could affect the weighted average lives and yields of the certificates. See "The Mortgage Pool."

Distributions on the Certificates

The first distribution date will be April 25, 2000. Thereafter, distributions will be made on the 25th day of each month, or on the next business day if the 25th day is not a business day. In general, amounts available for distribution each month will be distributed by the Servicer in the following order of priority:

       First, the holders of the Class A Certificates will receive, on a pro rata basis, the interest payments to which they are entitled on that distribution date;

       Second, the holders of the Class A Certificates will receive the payments of principal to which they are entitled on that distribution date (however, not every class of Class A Certificates will receive a principal distribution on each distribution date; instead, principal payments will be allocated among the various classes of Class A Certificates as described under "Description of the Certificates--Distributions to Certificateholders --Principal (Including Prepayments)";

       Third, the holders of the Class M Certificates will receive the payments of interest and then principal to which they are entitled on that distribution date; and

       Fourth, the holders of the Class B Certificates will receive, in numerical order (that is, first to the Class B-1 Certificates, then to the Class B-2 Certificates, etc.) the payments of interest and then principal to which they are entitled on that distribution date.

Credit Enhancement

Credit enhancement reduces the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates will consist of subordination utilizing a shifting interest structure.

       Subordination. The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A and Class M Certificates and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions. The rights of the holders of the Class M Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

       Priority of Distributions. By the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

       Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority), until their respective certificate principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy).

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit enhancement provided to the various classes of offered certificates:

                                             Initial Credit
                                              Enhancement
Class           Credit Enhancement             Percentage
-----           -------------------------   ---------------
A ...........   Class M and Class B               4.25%
M ...........   Class B                           2.15%
B-1 .........   Class B-2, Class B-3,
                Class B-4 and Class B-5           1.20%
B-2 .........   Class B-3, Class B-4 and
                Class B-5                         0.75%

       Shifting of Interests. In order to increase the period during which the Class M and Class B Certificates remain available as credit enhancement to the Class A Certificates, the Class A Certificates in the aggregate will receive 100% of principal prepayments and certain unscheduled recoveries with respect to the mortgage loans until the fifth anniversary of the first distribution date. During the four years following that anniversary and assuming certain loss and delinquency tests are met, the Class A Certificates in the aggregate will receive a disproportionately large, but decreasing, share of principal prepayments and such other unscheduled recoveries. This will result in an accelerated amortization of principal to the Class A Certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest in the principal balance of the mortgage loans evidenced by the Class M and Class B Certificates, thereby increasing the likelihood that holders of the Class A Certificates will be paid the full amount of principal to which they are entitled.

Optional Termination

Subject to certain restrictions, Chase Manhattan Mortgage Corporation will have the option (but not the obligation) to purchase all of the mortgage loans in the mortgage pool after the aggregate unpaid principal balance of such mortgage loans is reduced to less than 10% of the aggregate unpaid principal balance of such mortgage loans as of the cut-off date. See "The Pooling and Servicing Agreement--Optional Termination."

Legal Investment

As of the closing date, the Class A and Class M Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities." You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust fund will elect to be treated as a Real Estate Mortgage Investment Conduit. The certificates (other than the Class A-R Certificate) will represent ownership of regular interests in the trust fund and will generally be treated as debt instruments of the trust fund for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on your certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. The Class A-R Certificate will represent ownership of the residual interest in the trust fund. See "Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

In general, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class A Certificates (other than the Class A-R Certificate) will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1986, as amended. You should consult with your own counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings

The offered certificates are required to receive the ratings from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. indicated under the heading "Expected Ratings" in the chart shown on page S-3 of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. See "Ratings."

                                 RISK FACTORS

Forward-Looking Statements

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

     o economic conditions and industry competition;

     o political, social and economic conditions;

     o the law and government regulatory initiatives; and

     o interest rate fluctuations.

     We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

Prepayments May Adversely Affect Yield

     The rate of distributions in reduction of the principal balance of any class of offered certificates, the aggregate amount of distributions of principal and interest on any class of offered certificates and the yield to maturity of any class of offered certificates will be directly related to the rate of payments of principal on the mortgage loans and to the amount and timing of mortgagor defaults resulting in realized losses. The rate of principal payments on the mortgage loans will in turn be affected by, among other things:

     o the amortization schedules of the mortgage loans;

     o the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) thereon by mortgagors;

     o liquidations of defaulted mortgage loans;

     o repurchases of mortgage loans by us as a result of defective documentation or breaches of representations and warranties; and

     o optional purchase by Chase Manhattan Mortgage Corporation of all of the mortgage loans in connection with the termination of the trust fund.

See "Prepayment and Yield Considerations" and "The Pooling and Servicing Agreement--Optional Termination" herein and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties," "--Repurchase or Substitution" and "--Termination; Purchase of Mortgage Loans" in the accompanying prospectus. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

     o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment generally would be expected to increase.

     o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment generally would be expected to decrease.

     If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. In particular, the yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments on the mortgage loans with net mortgage rates less than 7.75% per annum. See "Prepayment and Yield Considerations" and "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class A-P Certificates." If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield and, under certain circumstances, you might not recoup your initial investment. See "Prepayment and Yield Considerations."

Subordination of Subordinated Certificates Increases Risk of Loss to Such
Classes

     The rights of the holders of the Class M Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of a Class of Class B Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the Classes of Class B Certificates with lower numerical designations, all to the extent described herein under "Description of the Certificates--Subordinated Certificates and Shifting Interests."

Geographic Concentration of the Mortgaged Properties May Increase Risk of Loss

     We expect approximately 23.4%, 20.9%, 9.5% and 8.9% of the mortgage loans (by aggregate principal balance as of the cut-off date) to be secured by mortgaged properties located in the states of New York, California, Texas and Florida, respectively. Consequently, losses and prepayments on the mortgage loans and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods or hurricanes) in, such states.

Certificates May Not Be Appropriate for Individual Investors

     The offered certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

     o The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     o The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the certificate rate on the offered certificates; or

     o It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Prepayment and Yield Considerations" in this prospectus supplement and in the accompanying prospectus under the heading "Risk Factors."

     See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations applicable to the offered certificates.

                               THE MORTGAGE POOL

General

     The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately 339 conventional mortgage loans (the "Mortgage Loans") evidenced by fixed interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance on March 1, 2000 (the "Cut-off Date") of approximately $130,112,729. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Monthly Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of individual dwelling units, individual cooperative apartment dwelling units, individual condominium units, two- to four-family dwelling units, attached planned unit developments and detached planned unit developments. The Trust Fund includes, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Accounts") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "Agreement") to be dated as of March 1, 2000 by and among Chase Mortgage Finance Corporation (the "Seller"), Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage"), as servicer (in such capacity, the "Servicer") and Citibank, N.A., as trustee (the "Trustee"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by the Seller for breach of representation or warranty.

     The Seller will cause the Mortgage Loans to be assigned to the Trustee. The Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions (the "Subservicers"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Servicer through a Subservicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans.

Representations and Warranties

     The Seller will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the Prospectus under "The Mortgage Pools" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of the Seller. In lieu of such repurchase obligation, the Seller may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" in the Prospectus.

Mortgage Loans

     Statistical data with respect to the Mortgage Loans are set forth below.

     The weighted average number of months from and including the first Monthly Payment on the Mortgage Loans to and including the Cut-off Date was approximately 1 month. The Mortgage Loans were originated between October 1999 and March 2000.

     Monthly payments of principal and interest on the Mortgage Loans ("Monthly Payments") will be due on the first day of each month (each, a "Due Date").

     All of the Mortgage Loans having original loan-to-value ratios of greater than 80% are insured under Primary Mortgage Insurance Policies (as defined in the Prospectus). Not more than approximately 2.1% of the Mortgage Loans are insured by any one Primary Mortgage Insurance Policy insurer. At the time of origination of the Mortgage Loans, each of the Primary Mortgage Insurance Policy insurers was approved by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). See "Servicing of the Mortgage Loans--Private Mortgage Insurance" in the Prospectus.

     Additional data with respect to the Mortgage Loans are set forth in the following tables (totals may not sum due to rounding):


                               Mortgage Rates(1)

                                                                         Percentage of
                                                    Aggregate          Mortgage Pool by
                                                Principal Balance     Aggregate Principal
                                Number of           as of the          Balance as of the
Range of Mortgage Rates      Mortgage Loans        Cut-off Date          Cut-off Date
-----------------------     ----------------   -------------------   --------------------
7.500%-7.999% ...........           22             $  7,947,278                6.1%
8.000%-8.499% ...........          197               73,390,084               56.4
8.500%-8.999% ...........          111               44,052,727               33.9
9.000%-9.499% ...........            9                4,722,640                3.6
                                   ---             ------------              -----
   Totals ...............          339             $130,112,729              100.0%
                                   ===             ============              =====

------------
(1) The Mortgage Rates on the Mortgage Loans as of the Cut-off Date ranged from 7.500% per annum to 9.375% per annum, and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 8.380% per annum.

               Geographical Distribution of Mortgaged Properties

                                                                              Percentage of
                                                         Aggregate          Mortgage Pool by
                                                     Principal Balance     Aggregate Principal
                                     Number of           as of the          Balance as of the
State                             Mortgage Loans        Cut-off Date          Cut-off Date
-----                            ----------------   -------------------   --------------------
Alabama ......................            1             $    309,600                0.2%
Arizona ......................            4                1,375,976                1.1
California ...................           71               27,142,547               20.9
Colorado .....................            2                  983,104                0.8
Connecticut ..................            7                3,336,402                2.6
Delaware .....................            2                  688,250                0.5
District of Columbia .........            1                  271,550                0.2
Florida ......................           31               11,590,816                8.9
Georgia ......................           11                4,405,030                3.4
Hawaii .......................            3                1,351,180                1.0
Idaho ........................            1                  949,467                0.7
Illinois .....................            6                2,101,900                1.6
Indiana ......................            1                  279,749                0.2
Louisiana ....................            1                  799,528                0.6
Maine ........................            1                  340,000                0.3
Maryland .....................           11                4,017,240                3.1
Massachusetts ................            1                  287,121                0.2
Michigan .....................            2                  724,388                0.6
Minnesota ....................            3                1,264,921                1.0
Nebraska .....................            1                  513,313                0.4
Nevada .......................            2                  717,131                0.6
New Hampshire ................            2                  621,098                0.5
New Jersey ...................           15                5,364,454                4.1
New Mexico ...................            3                1,084,131                0.8
New York .....................           79               30,454,738               23.4
North Carolina ...............            3                1,157,211                0.9
Ohio .........................            2                1,430,751                1.1
Oregon .......................            4                1,377,419                1.1
Pennsylvania .................           10                3,914,552                3.0
Rhode Island .................            1                  354,779                0.3
South Carolina ...............            2                  837,400                0.6
Tennessee ....................            2                  692,341                0.5
Texas ........................           33               12,345,777                9.5
Virginia .....................            8                2,918,821                2.2
Washington ...................           12                4,110,044                3.2
                                        ---             ------------              -----
   Totals ....................          339             $130,112,729              100.0%
                                        ===             ============              =====

                         Original Principal Balance(2)

                                                                                      Percentage of
                                                                 Aggregate          Mortgage Pool by
                                                             Principal Balance     Aggregate Principal
                                             Number of           as of the          Balance as of the
Range of Original Principal Balances      Mortgage Loans        Cut-off Date          Cut-off Date
------------------------------------     ----------------   -------------------   --------------------
$250,001-$300,000.....................          100            $  28,408,340               21.8%
$300,001-$350,000.....................           90               29,436,797               22.6
$350,001-$400,000 ....................           57               21,396,485               16.4
$400,001-$450,000.....................           22                9,372,247                7.2
$450,001-$500,000.....................           31               14,980,375               11.5
$500,001-$550,000.....................           10                5,235,738                4.0
$550,001-$600,000.....................            6                3,480,515                2.7
$600,001-$650,000.....................           10                6,378,534                4.9
$650,001-$700,000.....................            1                  693,285                0.5
$700,001-$750,000.....................            2                1,447,766                1.1
$750,001-$800,000.....................            1                  799,528                0.6
$800,001-$850,000.....................            2                1,637,384                1.3
$900,001-$950,000.....................            2                1,898,949                1.5
$950,001-$1,000,000...................            5                4,946,787                3.8
                                                ---            -------------              -----
   Totals ............................          339            $ 130,112,729              100.0%
                                                ===            =============              =====

------------
(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $383,813. The original principal balances of the Mortgage Loans ranged from $260,600 to $1,000,000.


                             Mortgage Loan Age(3)

                                                                            Percentage of
                                                       Aggregate          Mortgage Pool by
                                                   Principal Balance     Aggregate Principal
                                   Number of           as of the          Balance as of the
Mortgage Loan Age (Months)      Mortgage Loans        Cut-off Date          Cut-off Date
--------------------------     ----------------   -------------------   --------------------
Less than 1 ................          138            $  51,538,150               39.6%
1 ..........................          186               73,350,947               56.4
2 ..........................            9                3,241,513                2.5
3 ..........................            5                1,615,673                1.2
4 ..........................            1                  366,446                0.3
                                      ---            -------------              -----
   Totals ..................          339            $ 130,112,729              100.0%
                                      ===            =============              =====

------------
(3) The weighted average age of the Mortgage Loans was approximately 1 month as of the Cut-off Date.

                        Original Loan-to-Value Ratio(4)

                                                                                        Percentage of
                                                                   Aggregate          Mortgage Pool by
                                                               Principal Balance     Aggregate Principal
                                               Number of           as of the          Balance as of the
Range of Original Loan-to-Value Ratios      Mortgage Loans        Cut-off Date          Cut-off Date
--------------------------------------     ----------------   -------------------   --------------------
50.00% or less .........................           18            $   6,846,977                5.3%
50.01%-55.00% ..........................            3                1,475,748                1.1
55.01%-60.00% ..........................            8                3,133,999                2.4
60.01%-65.00% ..........................           17                7,462,999                5.7
65.01%-70.00% ..........................           26               11,980,313                9.2
70.01%-75.00% ..........................           51               22,008,192               16.9
75.01%-80.00% ..........................          179               65,794,653               50.6
80.01%-85.00% ..........................            4                1,091,562                0.8
85.01%-90.00% ..........................           19                6,303,615                4.8
90.01%-95.00% ..........................           14                4,014,673                3.1
                                                  ---            -------------              -----
   Totals ..............................          339            $ 130,112,729              100.0%
                                                  ===            =============              =====

------------
(4) The weighted average original loan-to-value ratio of the Mortgage Loans was approximately 74.65% as of the Cut-off Date.


                                 Loan Purpose

                                                                             Percentage of
                                                        Aggregate          Mortgage Pool by
                                                    Principal Balance     Aggregate Principal
                                    Number of           as of the          Balance as of the
Loan Purpose                     Mortgage Loans        Cut-off Date          Cut-off Date
------------                    ----------------   -------------------   --------------------
Purchase ....................          250            $  95,870,790               73.7%
Refinance-Cash-out ..........           49               18,808,845               14.5
Refinance-Rate/Term .........           40               15,433,094               11.9
                                       ---            -------------              -----
   Totals ...................          339            $ 130,112,729              100.0%
                                       ===            =============              =====

                     Remaining Terms to Stated Maturity(5)

                                                                             Percentage of
                                                        Aggregate          Mortgage Pool by
                                                    Principal Balance     Aggregate Principal
Range of Remaining Terms            Number of           as of the          Balance as of the
to Stated Maturity (Months)      Mortgage Loans        Cut-off Date          Cut-off Date
---------------------------     ----------------   -------------------   --------------------
229 to 240 ..................            2            $     677,439                0.5%
349 to 360 ..................          337              129,435,289               99.5
                                       ---            -------------              -----
   Totals ...................          339            $ 130,112,729              100.0%
                                       ===            =============              =====

------------
(5) The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date was approximately 359 months.

                    Remaining Terms to Expected Maturity(6)

                                                                            Percentage of
                                                        Aggregate         Mortgage Pool by
                                                    Principal Balance    Aggregate Principal
Range of Remaining Terms             Number of          as of the         Balance as of the
to Expected Maturity (Months)     Mortgage Loans       Cut-off Date         Cut-off Date
-----------------------------    ----------------  -------------------  --------------------
229 to 240 ....................           2           $     677,439             0.5%
349 to 360 ....................         337             129,435,289            99.5
                                        ---           -------------           -----
  Totals ......................         339           $ 130,112,729           100.0%
                                        ===           =============           =====

------------
(6) Based on payments actually received (or scheduled to be received) on each Mortgage Loan as of the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans as of the Cut-off Date was approximately 359 months.

                         Types of Mortgaged Properties

                                                                                        Percentage of
                                                                    Aggregate         Mortgage Pool by
                                                                Principal Balance    Aggregate Principal
                                                 Number of          as of the         Balance as of the
Property Type                                 Mortgage Loans       Cut-off Date         Cut-off Date
-------------                                ----------------  -------------------  --------------------
Single-family Detached ....................         213           $  81,885,823            62.9%
Cooperative Unit(7) .......................           5               1,514,152             1.2
Attached Planned Unit Development .........           2                 795,796             0.6
Detached Planned Unit Development .........          91              34,730,673            26.7
Condominium ...............................          17               6,306,886             4.8
Two- to Four-Family Dwelling Unit .........          11               4,879,398             3.8
                                                    ---           -------------           -----
  Totals ..................................         339           $ 130,112,729           100.0%
                                                    ===           =============           =====

------------
(7) Mortgage Loans secured by "Cooperative Units" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations (each, a "Co-op Loan").

                              Occupancy Types(8)

                                                                     Percentage of
                                                 Aggregate         Mortgage Pool by
                                             Principal Balance    Aggregate Principal
                              Number of          as of the         Balance as of the
Occupancy                  Mortgage Loans       Cut-off Date         Cut-off Date
---------                 ----------------  -------------------  --------------------
Owner-occupied .........         322           $ 122,172,203             93.9%
Second Home ............          17               7,940,526              6.1
                                 ---           -------------            -----
  Totals ...............         339           $ 130,112,729            100.0%
                                 ===           =============            =====

------------
(8) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                              Loan Documentation

                                                                            Percentage of
                                                        Aggregate         Mortgage Pool by
                                                    Principal Balance    Aggregate Principal
                                     Number of          as of the         Balance as of the
Loan Documentation                Mortgage Loans       Cut-off Date         Cut-off Date
------------------               ----------------  -------------------  --------------------
Limited Documentation .........          36           $  15,191,271             11.7%
Full Documentation ............         303             114,921,457             88.3
                                        ---           -------------            -----
  Totals ......................         339           $ 130,112,729            100.0%
                                        ===           =============            =====

                               Credit Scores(9)

                                                                     Percentage of
                                                 Aggregate         Mortgage Pool by
                                             Principal Balance    Aggregate Principal
                              Number of          as of the         Balance as of the
Range of Credit Scores     Mortgage Loans       Cut-off Date         Cut-off Date
----------------------    ----------------  -------------------  --------------------
Not Scored .............           2           $     619,600             0.5%
587 to 619 .............           5               1,782,012             1.4
620 to 700 .............         117              44,219,556            34.0
701 to 800 .............         212              82,550,976            63.4
801 to 810 .............           3                 940,585             0.7
                                 ---           -------------           -----
  Totals ...............         339           $ 130,112,729           100.0%
                                 ===           =============           =====

------------
(9) The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 587 to 810 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 716.

     "Credit Scores" are statistical scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a Mortgage Loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Seller nor Chase Manhattan Mortgage makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

     At the date of issuance of the Certificates, no Mortgage Loan will be delinquent more than 30 days or will have had more than one delinquency in excess of 30 days as to any Monthly Payment during the preceding twelve months.

     No zip code area contains greater than approximately 1.2% of the Mortgaged Properties.

     A Standard Hazard Insurance Policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if the Seller deems such removal necessary or appropriate. Other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued. If any of the characteristics as of the Cut-off Date of the Mortgage Loans on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be included in a Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. In any event, no more than 5% of the Mortgage Loans described herein will be removed from or added to the Mortgage Pool prior to the issuance of the Certificates unless a revised prospectus supplement is delivered to prospective investors in the Offered Certificates.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates (other than the Class A-P Certificates) and the yield to maturity of such Certificates are related to the rate and timing of payments of principal on the underlying Mortgage Loans. The principal payments on such Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Certificates ("Certificateholders") of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, because, for at least nine years after the issuance of the Certificates, the Offered Class A Certificateholders (other than the Class A-P Certificates) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is greater than their proportionate interest in the Trust Fund, the rate of principal prepayments on the Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Certificates than if such Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "The Mortgage Pool--General" and "The Pooling and Servicing Agreement--Optional Termination." In such event, the repurchase price will be passed through to the Certificateholders as a prepayment of principal in the month following the month of such repurchase.

     The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Seller believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, FNMA or FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by GNMA, FNMA and FHLMC.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions of the Offered Certificates are likely to differ from those reflected in the following tables, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Model (defined below). In addition, it is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If an Offered Certificate is offered at a discount from its original principal amount and if the purchaser of such Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. Conversely, if an Offered Certificate is offered at a premium to its original principal amount, and if the purchaser of such Offered Certificate calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate of payments on the Mortgage Loans.

     Investors in the Class A-3 Certificates should be aware that because the Class A-3 Certificates are not expected to receive distributions in respect of principal prepayments prior to the Distribution Date occurring in April 2005 (unless the principal balances of the Class A-1 and Class A-2 Certificates have been reduced to zero), the weighted average life of the Class A-3 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-3 Certificates of changes in market interest rate or market yields for similar securities will be greater than for other Class A Certificates entitled to such distributions.

     If the aggregate principal balance of the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any such losses (other than Excess Losses (defined herein)) which occur after the aggregate principal balance of the Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class B-2 Certificates, as described herein. If the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class B-1 Certificates, as described herein. If the aggregate principal balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B Certificates has been reduced to zero will be allocable to the Class M Certificates, as described herein. In addition, as described herein, for at least nine years after the issuance of the Certificates or such lesser time as the Class A Certificates are outstanding, each Class of Subordinated Certificates (defined herein), will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in the Trust Fund. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

     No assurance can be given as to the rate or timing of principal payments or prepayments on the Mortgage Loans. In addition, it is unlikely that prepayments on the Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of the Prepayment Model.

     In the event of acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

     The yield to holders of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Certificateholders.

     The yield to Certificateholders (other than the Class A-P Certificateholders) will be reduced by lags between the time interest income accrues to Certificateholders and the time the related interest income is received by Certificateholders. In addition, the yield to Certificateholders (other than the Class A-P Certificateholders) may be reduced as a result of Prepayment Interest Shortfalls (defined herein) to the extent described herein. See "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A prepayment assumption of 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum. The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of the Prepayment Model. Neither the Prepayment Model nor any other prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool.

     The tables set forth below have been prepared on the basis of the respective expected initial principal balances of the Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date consist of two pools of mortgage loans having the assumed characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning April 1, 2000, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in March 2000 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Model, (vii) the date of issuance for the Certificates is March 28, 2000, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due and (ix) the scheduled monthly payments for the Mortgage Loans are computed based upon the amount of principal and interest contractually due each month under the Mortgage Note. The assumptions set forth in this paragraph are referred to herein as the "Modeling Assumptions".

                     Assumed Mortgage Loan Characteristics

      Outstanding                                                                         Remaining Term to
 Principal Balance as                             Net Mortgage       Original Term to      Stated Maturity
  of the Cut-off Date       Mortgage Rate             Rate            Stated Maturity         (Months)
----------------------   -------------------   ------------------   ------------------   ------------------
   $  18,097,445.54         7.9158101747%        7.6009101747%             360                  359
   $ 112,015,283.11         8.4552737619%        8.1403737619%             359                  359

     There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Offered Certificates, and could cause the outstanding principal balance of any Offered Certificate to be reduced to zero earlier or later than indicated by the tables.

     Variations in actual prepayment experience and the principal balances of Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of the Prepayment Model. There is no assurance that the Mortgage Loans will prepay at any constant level of the Prepayment Model.

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the original principal balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Model.

     No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

     Percentage of Initial Principal Balance Outstanding at the Respective
              Percentages of the Prepayment Model Set Forth Below

                                                Class A-1
                          ------------------------------------------------------
Distribution Date             0%         100%       250%       400%       500%
-----------------         ----------  ---------  ---------  ---------  ---------
Initial ................       100        100        100        100        100
March 25, 2001 .........        99         97         95         92         90
March 25, 2002 .........        98         92         82         73         67
March 25, 2003 .........        97         84         65         48         38
March 25, 2004 .........        96         76         50         29         17
March 25, 2005 .........        95         68         37         14          2
March 25, 2006 .........        93         62         27          4          0
March 25, 2007 .........        92         56         19          0          0
March 25, 2008 .........        90         50         13          0          0
March 25, 2009 .........        89         45          8          0          0
March 25, 2010 .........        87         41          4          0          0
March 25, 2011 .........        85         36          1          0          0
March 25, 2012 .........        82         32          0          0          0
March 25, 2013 .........        80         28          0          0          0
March 25, 2014 .........        77         25          0          0          0
March 25, 2015 .........        75         21          0          0          0
March 25, 2016 .........        71         18          0          0          0
March 25, 2017 .........        68         15          0          0          0
March 25, 2018 .........        64         12          0          0          0
March 25, 2019 .........        60          9          0          0          0
March 25, 2020 .........        56          7          0          0          0
March 25, 2021 .........        51          4          0          0          0
March 25, 2022 .........        46          2          0          0          0
March 25, 2023 .........        41          0          0          0          0
March 25, 2024 .........        35          0          0          0          0
March 25, 2025 .........        28          0          0          0          0
March 25, 2026 .........        21          0          0          0          0
March 25, 2027 .........        13          0          0          0          0
March 25, 2028 .........         5          0          0          0          0
March 25, 2029 .........         0          0          0          0          0
March 25, 2030 .........         0          0          0          0          0
Weighted Average Life in
 years(1) ..............     19.47       9.33       4.55       3.13       2.67

                                                 Class A-2
                          ------------------------------------------------------
Distribution Date             0%         100%        250%        400%       500%
-----------------         ----------  ----------  ----------  ---------  -------
Initial ................       100         100         100        100        100
March 25, 2001 .........       100         100         100        100        100
March 25, 2002 .........       100         100         100        100        100
March 25, 2003 .........       100         100         100        100        100
March 25, 2004 .........       100         100         100        100        100
March 25, 2005 .........       100         100         100        100        100
March 25, 2006 .........       100         100         100        100         55
March 25, 2007 .........       100         100         100         82         19
March 25, 2008 .........       100         100         100         53          3
March 25, 2009 .........       100         100         100         36          0
March 25, 2010 .........       100         100         100         27          0
March 25, 2011 .........       100         100         100         20          0
March 25, 2012 .........       100         100          92         15          0
March 25, 2013 .........       100         100          76         11          0
March 25, 2014 .........       100         100          63          8          0
March 25, 2015 .........       100         100          52          6          0
March 25, 2016 .........       100         100          42          4          0
March 25, 2017 .........       100         100          35          3          0
March 25, 2018 .........       100         100          28          2          0
March 25, 2019 .........       100         100          23          2          0
March 25, 2020 .........       100         100          18          1          0
March 25, 2021 .........       100         100          14          1          0
March 25, 2022 .........       100         100          11          1          0
March 25, 2023 .........       100          95           9          *          0
March 25, 2024 .........       100          80           7          *          0
March 25, 2025 .........       100          65           5          *          0
March 25, 2026 .........       100          50           3          *          0
March 25, 2027 .........       100          37           2          *          0
March 25, 2028 .........       100          24           1          *          0
March 25, 2029 .........        66          11           1          *          0
March 25, 2030 .........         0           0           0          0          0
Weighted Average Life in
 years(1) ..............     29.26       26.16       16.35       9.28       6.31

------------
(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distribution on such Certificates.
 *  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
              Percentages of the Prepayment Model Set Forth Below

                                                 Class A-3
                          ------------------------------------------------------
Distribution Date             0%         100%        250%        400%       500%
-----------------         ----------  ----------  ----------  ---------  -------
Initial ................       100         100         100        100        100
March 25, 2001 .........        99          99          99         99         99
March 25, 2002 .........        98          98          98         98         98
March 25, 2003 .........        97          97          97         97         97
March 25, 2004 .........        96          96          96         96         96
March 25, 2005 .........        95          95          95         95         95
March 25, 2006 .........        94          92          90         87         85
March 25, 2007 .........        93          89          83         77         73
March 25, 2008 .........        91          84          74         64         58
March 25, 2009 .........        90          79          64         51         41
March 25, 2010 .........        88          73          53         38         28
March 25, 2011 .........        87          67          44         28         19
March 25, 2012 .........        85          62          37         21         13
March 25, 2013 .........        82          57          31         15          9
March 25, 2014 .........        80          52          25         11          6
March 25, 2015 .........        78          47          21          8          4
March 25, 2016 .........        75          43          17          6          3
March 25, 2017 .........        72          38          14          5          2
March 25, 2018 .........        69          35          11          3          1
March 25, 2019 .........        65          31           9          2          1
March 25, 2020 .........        61          27           7          2          1
March 25, 2021 .........        57          24           6          1          *
March 25, 2022 .........        53          21           5          1          *
March 25, 2023 .........        48          18           3          1          *
March 25, 2024 .........        42          15           3          *          *
March 25, 2025 .........        37          12           2          *          *
March 25, 2026 .........        30           9           1          *          *
March 25, 2027 .........        24           7           1          *          *
March 25, 2028 .........        16           4           1          *          *
March 25, 2029 .........         8           2           *          *          *
March 25, 2030 .........         0           0           0          0          0
Weighted Average Life in
 years(1) ..............     20.66       15.27       11.42       9.61       8.82

                                                 Class A-P
                          ------------------------------------------------------
Distribution Date             0%         100%        250%       400%       500%
-----------------        ----------  ----------  ---------  ---------  ---------
Initial ................       100         100        100        100        100
March 25, 2001 .........        99          98         95         93         92
March 25, 2002 .........        98          93         85         78         73
March 25, 2003 .........        97          87         72         59         51
March 25, 2004 .........        96          81         61         44         35
March 25, 2005 .........        95          75         51         33         24
March 25, 2006 .........        94          69         43         25         17
March 25, 2007 .........        92          64         36         19         12
March 25, 2008 .........        91          59         30         14          8
March 25, 2009 .........        89          55         25         10          6
March 25, 2010 .........        87          51         21          8          4
March 25, 2011 .........        86          47         17          6          3
March 25, 2012 .........        84          43         14          4          2
March 25, 2013 .........        81          39         12          3          1
March 25, 2014 .........        79          36         10          2          1
March 25, 2015 .........        76          32          8          2          1
March 25, 2016 .........        74          29          7          1          *
March 25, 2017 .........        71          26          5          1          *
March 25, 2018 .........        67          24          4          1          *
March 25, 2019 .........        64          21          4          *          *
March 25, 2020 .........        60          19          3          *          *
March 25, 2021 .........        56          16          2          *          *
March 25, 2022 .........        51          14          2          *          *
March 25, 2023 .........        46          12          1          *          *
March 25, 2024 .........        41          10          1          *          *
March 25, 2025 .........        36           8          1          *          *
March 25, 2026 .........        29           6          1          *          *
March 25, 2027 .........        23           5          *          *          *
March 25, 2028 .........        15           3          *          *          *
March 25, 2029 .........         8           1          *          *          *
March 25, 2030 .........         0           0          0          0          0
Weighted Average Life in
 years(1) ..............     20.39       11.76       6.64       4.59       3.83

------------
(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distribution on such Certificates.
 *  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
              Percentages of the Prepayment Model Set Forth Below

                                                  Class A-R
                            ----------------------------------------------------
Distribution Date               0%        100%       250%       400%       500%
-----------------           ---------  ---------  ---------  ---------  --------
Initial ..................      100        100        100        100        100
March 25, 2001 ...........        0          0          0          0          0
March 25, 2002 ...........        0          0          0          0          0
March 25, 2003 ...........        0          0          0          0          0
March 25, 2004 ...........        0          0          0          0          0
March 25, 2005 ...........        0          0          0          0          0
March 25, 2006 ...........        0          0          0          0          0
March 25, 2007 ...........        0          0          0          0          0
March 25, 2008 ...........        0          0          0          0          0
March 25, 2009 ...........        0          0          0          0          0
March 25, 2010 ...........        0          0          0          0          0
March 25, 2011 ...........        0          0          0          0          0
March 25, 2012 ...........        0          0          0          0          0
March 25, 2013 ...........        0          0          0          0          0
March 25, 2014 ...........        0          0          0          0          0
March 25, 2015 ...........        0          0          0          0          0
March 25, 2016 ...........        0          0          0          0          0
March 25, 2017 ...........        0          0          0          0          0
March 25, 2018 ...........        0          0          0          0          0
March 25, 2019 ...........        0          0          0          0          0
March 25, 2020 ...........        0          0          0          0          0
March 25, 2021 ...........        0          0          0          0          0
March 25, 2022 ...........        0          0          0          0          0
March 25, 2023 ...........        0          0          0          0          0
March 25, 2024 ...........        0          0          0          0          0
March 25, 2025 ...........        0          0          0          0          0
March 25, 2026 ...........        0          0          0          0          0
March 25, 2027 ...........        0          0          0          0          0
March 25, 2028 ...........        0          0          0          0          0
March 25, 2029 ...........        0          0          0          0          0
March 25, 2030 ...........        0          0          0          0          0
Weighted Average Life in
 years(1) ................      0.07       0.07       0.07       0.07       0.07

                                              Class M, B-1 and B-2
                            ----------------------------------------------------
Distribution Date               0%         100%        250%        400%     500%
-----------------           ----------  ----------  ----------  --------- ------
Initial ..................       100         100         100        100     100
March 25, 2001 ...........        99          99          99         99      99
March 25, 2002 ...........        98          98          98         98      98
March 25, 2003 ...........        97          97          97         97      97
March 25, 2004 ...........        96          96          96         96      96
March 25, 2005 ...........        95          95          95         95      95
March 25, 2006 ...........        94          92          90         87      85
March 25, 2007 ...........        93          89          83         77      73
March 25, 2008 ...........        91          84          74         64      58
March 25, 2009 ...........        90          79          64         51      43
March 25, 2010 ...........        88          73          53         38      29
March 25, 2011 ...........        87          67          44         28      20
March 25, 2012 ...........        85          62          37         21      14
March 25, 2013 ...........        82          57          31         15       9
March 25, 2014 ...........        80          52          25         11       6
March 25, 2015 ...........        78          47          21          8       4
March 25, 2016 ...........        75          43          17          6       3
March 25, 2017 ...........        72          38          14          5       2
March 25, 2018 ...........        69          35          11          3       1
March 25, 2019 ...........        65          31           9          2       1
March 25, 2020 ...........        61          27           7          2       1
March 25, 2021 ...........        57          24           6          1       *
March 25, 2022 ...........        53          21           5          1       *
March 25, 2023 ...........        48          18           3          1       *
March 25, 2024 ...........        42          15           3          *       *
March 25, 2025 ...........        37          12           2          *       *
March 25, 2026 ...........        30           9           1          *       *
March 25, 2027 ...........        24           7           1          *       *
March 25, 2028 ...........        16           4           1          *       *
March 25, 2029 ...........         8           2           *          *       *
March 25, 2030 ...........         0           0           0          0       0
Weighted Average Life in
 years(1) ................     20.66       15.27       11.42       9.61    8.88

------------
(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distribution on such Certificates.
 *  Less than 0.5% but greater than 0.0%.

Yield Considerations with Respect to the Class A-P Certificates

     The yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans (defined herein), which may fluctuate significantly from time to time. A slower rate of principal payments on the Discount Mortgage Loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class A-P Certificates. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans will have a material negative effect on the yield to an investor in the Class A-P Certificates. The Discount Mortgage Loans will have lower Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans with lower mortgage interest rates may tend to prepay at a slower rate of payment in respect of principal than mortgage loans with relatively higher mortgage interest rates in response to changes in market interest rates. As a result, the Discount Mortgage Loans may prepay at a slower rate of payment in respect of principal than the other Mortgage Loans, resulting in a lower yield on the Class A-P Certificates than would be the case if the Discount Mortgage Loans prepaid at the same rate as the other Mortgage Loans. As of the Cut-off Date, there were approximately 49 Discount Mortgage Loans, with an aggregate outstanding principal balance of approximately $18,097,446.

     The following table illustrates the significant effect that principal prepayments on the Discount Mortgage Loans have upon the yield to maturity of the Class A-P Certificates. The actual prices to be paid for the Class A-P Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool. The table shows the hypothetical pre-tax yields to maturity of the Class A-P Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the Prepayment Model described above. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class A-P Certificates is 60.00%.

                                 Pre-Tax Yield

                               Prepayment Model

              0%         100%        250%       400%        500%
            -----       -----       -----      ------      ------
            2.62%       5.01%       9.26%      13.31%      15.82%

     Any change in the composition of the Mortgage Pool from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Discount Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-P Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of 60.00% for the Class A-P Certificates. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class A-P Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class A-P Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Discount Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class A-P Certificates may therefore differ even if all the Discount Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Discount Mortgage Loan will prepay at a constant rate until maturity or that all the Discount Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Discount Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class A-P Certificate even if the average rate of principal prepayments on the Discount Mortgage Loans is consistent with an investor's expectations.

     The Seller makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans will significantly affect the yield to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

     The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation of Certain Information By Reference" in the Prospectus. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                     CHASE MANHATTAN MORTGAGE CORPORATION

     Chase Manhattan Mortgage is a New Jersey corporation, formed in 1920. It is a wholly owned indirect subsidiary of Chase Manhattan Bank USA, National Association. Chase Manhattan Mortgage is engaged in the mortgage origination and servicing businesses. Chase Manhattan Mortgage is a HUD-approved mortgagee. Chase Manhattan Mortgage is subject to supervision, examination and regulation by the Office of the Comptroller of the Currency and various state regulatory bodies. The address of Chase Manhattan Mortgage is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first liens on such property. Chase Manhattan Mortgage's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

     Loan Delinquency, Foreclosure and Loss Experience. The recent loan delinquency and loan foreclosure experience of Chase Manhattan Mortgage as servicer of first mortgage loans secured by one- to four-family residential properties which were originated by or for Chase Manhattan Mortgage (exclusive of any such mortgage loans as to which master servicing or subservicing arrangements exist) (expressed as percentages of the total portfolio of such loans as of such date) was as follows:

                                                         As of December 31,
                            -----------------------------------------------------------------------------
                                      1999                       1998                      1997
                            ------------------------   ------------------------   -----------------------
                                By            By           By            By           By           By
                              Number      Principal      Number      Principal      Number      Principal
  Period of Delinquency      of Loans      Balance      of Loans      Balance      of Loans      Balance
-------------------------   ----------   -----------   ----------   -----------   ----------   ----------
30 to 59 days ...........       3.04%        2.55%         3.31%        2.74%         3.97%        3.28%
60 to 89 days ...........       0.72         0.60          0.80         0.65          0.85         0.69
90 days or more .........       0.58         0.58          0.61         0.50          0.56         0.48
                                ----         ----          ----         ----          ----         ----
 Total ..................       4.34%        3.73%         4.72%        3.89%         5.38%        4.45%
                                ====         ====          ====         ====          ====         ====
Foreclosure .............       1.27%        1.05%         1.51%        1.24%         1.67%        1.37%

     The following table presents, for the portfolio of mortgage loans originated by or for Chase Manhattan Mortgage which are owned by The Chase Manhattan Bank or its affiliates, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                               Year Ended December 31,
                                                (Dollars in Millions)
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------
Average portfolio principal amount .........    $25,321      $23,648


                                               Year Ended December 31,
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------
Net gains (losses) (1) .....................    (0.07%)       (0.14%)

------------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

     There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

     Underwriting Policies. The following is a description of the underwriting policies customarily employed by Chase Manhattan Mortgage with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. Chase Manhattan Mortgage has represented to the Seller that the Mortgage Loans were originated generally in accordance with such policies.

     Chase Manhattan Mortgage's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. Chase Manhattan Mortgage's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with FNMA or FHLMC published underwriting guidelines. Chase Manhattan Mortgage believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. Chase Manhattan Mortgage obtains a credit report which summarizes the prospective borrower's credit history with merchants, lenders and other creditors reporting such information as well as matters of public record. In addition, Chase Manhattan Mortgage verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

     Pursuant to Chase Manhattan Mortgage's Limited Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 25% down-payment requirement from their own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 75% (65% for "cash out" refinancings).

     Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, Chase Manhattan

Mortgage's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on Chase Manhattan Mortgage's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For loans with a loan-to-value ratio between 80.01% and 90%, Chase Manhattan Mortgage's lending guidelines require that the mortgage payments (based on Chase Manhattan Mortgage's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 33% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 38% of the borrower's gross income. For loans with a loan-to-value ratio between 90.01% and 95%, Chase Manhattan Mortgage's lending guidelines require that the mortgage payments (based on Chase Manhattan Mortgage's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause Chase Manhattan Mortgage to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

     Chase Manhattan Mortgage requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be lent on the property.

     From time to time, exceptions and/or variances to Chase Manhattan Mortgage's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of Chase Manhattan Mortgage who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     Chase Manhattan Mortgage obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

     Servicing Activities. As of December 31, 1999, Chase Manhattan Mortgage serviced approximately $310 billion of one- to four-family residential mortgage loans.

                      THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries, together with the summaries set forth under "The Pooling and Servicing Agreement" in the accompanying Prospectus, describe the material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement. See "The Pooling and Servicing Agreement" in the Prospectus.

Assignment of Mortgage Loans

     The Seller will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. The Chase Manhattan Bank, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal balance and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

     In addition, the Seller will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. The Seller will cause the assignments to be recorded in the appropriate public records.

Servicing

     The Mortgage Loans will be serviced by the Servicer generally in accordance with procedures described in the accompanying Prospectus under the headings "Servicing of the Mortgage Loans" and "Description of the Certificates."

     When any Mortgaged Property is conveyed by the Mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. See "Prepayment and Yield Considerations" herein and "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus. The terms of the Mortgage Loans or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

Servicing Compensation and Payment of Expenses

     The Servicer will be paid a monthly fee (the "Servicing Fee") (including sub-servicing compensation) with respect to each Mortgage Loan in an amount equal to 0.3149% (the "Servicing Fee Rate") per annum of the unpaid principal balance of each Mortgage Loan.

     The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

     When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "Prepayment Interest Shortfall"), the aggregate amount of the Servicing Fee will be reduced to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined herein) with respect to such prepaid Mortgage Loan; provided, however, that such reductions in the Servicing Fee will be made only up to the product of (i) one-twelfth of 0.125% and (ii) the aggregate scheduled principal balance of the Mortgage Loans with respect to the related Distribution Date. Any Prepayment Interest Shortfalls (adjusted to the applicable Net Mortgage Rate) in excess of such amount (such excess, the "Non-Supported Interest Shortfall") will be allocated on such Distribution Date pro rata among the outstanding Classes of Certificates (including the Class A-X Certificates) based upon the amount of interest which each such Class would otherwise be paid on such Distribution Date and will consequently reduce the yield on the applicable Classes of Certificates. Any principal prepayment, together with a full month's interest thereon at the applicable Net Mortgage Rate (to the extent described in this paragraph), will be paid on the Distribution Date in the month following the month in which the last day of the related Principal Prepayment Period (defined herein) occurred. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

Payments on Mortgage Loans; Collection Account; Certificate Account

     The Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a collection account (the "Collection Account"), into which the Servicer is generally required to deposit or cause to be deposited on a daily basis the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the Prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and DCR (as provided in the Agreement) that mature, unless payable on demand, no later than the business day preceding the 25th day of each month, or, if such day is not a business day, the preceding business day (the "Servicer Remittance Date"). The Servicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

     The Trustee will be obligated to establish an account (the "Certificate Account"), into which the Servicer will deposit or cause to be deposited on the Servicer Remittance Date the Available Distribution Amount (including any Advances with respect to such Servicer Remittance Date) for the related Distribution Date, together with certain other amounts specified in the Agreement. Subject to the restrictions set forth in the Agreement, the Trustee is permitted to direct the investment of funds in the Certificate Account. Any such investments are required to mature, unless payable on demand, no later than the related Distribution Date. The Trustee will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Trustee from time to time. The Trustee will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

Advances

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which an advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the related Mortgage Pool of the Scheduled Principal Balance of such Mortgage Loan.

     If the Servicer makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Non-recoverable Advance"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Non-recoverable Advance from recoveries on all other unrelated Mortgage Loans included in the related Mortgage Pool. The Servicer's judgment that it has made a Non-recoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

The Trustee

     The Trustee for the Certificates offered hereby will be Citibank, N.A., a national banking association. The Corporate Trust Office of the Trustee is located at 111 Wall Street, New York, New York 10043 (the "Corporate Trust Office"). The Servicer will pay to the Trustee a fee in consideration for its services as trustee under the Agreement. The Trustee will appoint The Chase Manhattan Bank ("Chase") as certificate registrar and authenticating agent. Chase's office for such purposes is 450 West 33rd Street, New York, New York 10001.

Optional Termination

     The Servicer may, on any Distribution Date, repurchase from the Trust Fund all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid scheduled principal balance of the Mortgage Pool on the Cut-off Date. The repurchase price will equal the greater of (A) the sum of (i) the unpaid principal amount of such Mortgage Loans (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Remittance Rate to the next Due Date and (ii) the fair market value of any such acquired properties (as determined by an appraisal to be conducted by an appraiser selected by the Trustee), in each case less any unreimbursed Advances made with respect to such Mortgage Loans and (B) the outstanding principal balance of the Offered Certificates plus accrued interest thereon at the Remittance Rate. Upon any such repurchase, the Offered Certificateholders will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon at their respective Certificate Rates. Such amounts will be distributed to Certificateholders on the Distribution Date in the month following the month of repurchase.

Special Servicing Agreements

     The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than the outstanding principal balance of the related Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. A copy of the Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement. The approximate initial principal amount of the Offered Certificates will be $129,136,881, subject to a permitted variance of plus or minus 5%. Any difference between the aggregate principal balance of the Certificates as of the date of issuance of the Certificates and the approximate aggregate initial principal balance thereof as of the date of this Prospectus Supplement will be allocated among the various Classes of Certificates so as to retain materially the characteristics thereof described herein.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General


     Initially, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 95.75% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class A Percentage"), the Class M Certificates will evidence a beneficial interest of approximately 2.10% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class M Percentage"), the Class B-1 Certificates will evidence a beneficial interest of approximately 0.95% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class B-1 Percentage"), the Class B-2 Certificates will evidence in the aggregate a beneficial interest of approximately 0.45% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class B-2 Percentage") and the Non-Offered Class B Certificates will evidence in the aggregate the remaining beneficial interest (the "Non-Offered Class B Percentage") in the aggregate principal balance of the Mortgage Loans in the Trust Fund. Initially, the Non-Offered Class B Percentage will be approximately 0.75%. The Class A Percentage, the Class M Percentage, the Class B-1 Percentage and the Class B-2 Percentage will vary from time to time to the extent that the respective Class A, Class M, Class B-1 or Class B-2 Certificateholders do not receive amounts due to them on any Distribution Date, losses are realized on the Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Mortgage Loans. See "Description of the Certificates--Subordinated Certificates and Shifting Interests." The Class A-X Certificates and the Non-Offered Class B Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Seller) in a privately placed offering and are not offered hereby.

     The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates.

                                    Original            Minimum       Incremental
            Class               Certificate Form     Denomination     Denomination
            -----              ------------------   --------------   -------------
Classes A-1, A-2, A-3, A-P        Book-Entry           $ 25,000         $1,000
Class A-R                         Definitive           $    100           N/A
Classes M, B-1 and B-2            Definitive           $100,000         $1,000

     The Class A-R, Class M, Class B-1 and Class B-2 Certificates, as well as other Definitive Certificates (defined herein), if any, will be transferable and exchangeable at the Corporate Trust Office. No service charge will be made for any registration or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer. The Offered Certificates other than the Class A-R, Class M, Class B-1 and Class B-2 Certificates (the "Book-Entry Certificates"), will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust Fund, except as set forth below under "Description of the Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by the Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below) and all references herein to distributions, notices, reports and statements to the Book-Entry Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration."

     The "Final Scheduled Distribution Date" of each Class of Offered Certificates is the Distribution Date in April 2030, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Mortgage Loan.

     The rate of principal payments of the Certificates will depend on the rate of principal payments of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance or notional amount, as applicable, of each Class of Certificates may be reduced to zero earlier or later than its Final Scheduled Distribution Date.

Book-Entry Registration

     DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of

1934, as amended. DTC was created to hold securities for its participating organizations (each, a "Participant") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants and that desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through a Participant or an Indirect Participant. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Certificate Owners directly or through an Indirect Participant. It is anticipated that the only "Certificateholder" of a Book-Entry Certificate will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Book-Entry Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such action where the consent of specified percentages of the Offered Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

     Neither the Seller, the Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

     The Class A-R, Class M, Class B-1 and Class B-2 Certificates will be issued in fully registered, certificated form. The Book-Entry Certificates will only be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, if (i) the Seller advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify DTC which in turn will notify all Certificate Owners, through Participants, of the availability of Definitive Certificates in exchange for Book-Entry Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee or its agent will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners.

Restrictions on Transfer of the Class A-R, Class M and Offered Class B Certificates

     The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

     The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code") impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" as defined in the Code) with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby,
(iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter.

     In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto), or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences--REMIC Certificates; --Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Transfers of Residual Certificates; --Servicing Compensation and Other REMIC Pool Expenses" in the Prospectus.

     The Class A-R Certificate may not be purchased by or transferred to a Plan (defined herein) or a person acting on behalf of or investing the assets of a Plan. See "ERISA Considerations" herein and in the Prospectus.

     Because the Class M and Offered Class B Certificates are subordinated to the Class A Certificates, Class M and Offered Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class M or Offered Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

Distributions to Certificateholders

     Distributions of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date"), beginning April 25, 2000, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "Record Date"). Distributions will be made to each Class as described below and on a pro rata basis among the Certificates of each Class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Class A-R, Class M, Class B-1 and Class B-2 Certificates and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $5,000,000 (or by a holder which holds all of the Certificates of a Class), by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     Principal received or advanced as part of a regularly scheduled Monthly Payment on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Non-PO Class A Certificateholders will be entitled to an amount equal to the Non-PO Class A Percentage (defined herein) of the applicable Non-PO Percentage (defined herein) of scheduled principal amounts due or advanced with respect to each Mortgage Loan. Principal prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (each, a "Principal Prepayment Period") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Non-PO Class A Certificateholders will be entitled to an amount equal to the Non-PO Class A Prepayment Percentage (defined herein) of the applicable Non-PO Percentage of such unscheduled amounts of principal.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Available Distribution Amount (defined herein). The "Available Distribution Amount" means, generally, as of any Distribution Date, an amount equal to the amount on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date (including amounts to be advanced by the Servicer in respect of delinquent Monthly Payments), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the Servicing Fee, as adjusted as provided in the Agreement with respect to principal prepayments; (c) all amounts representing Monthly Payments due after the related Due Date; (d) all principal prepayments, liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the related Principal Prepayment Period; and (e) all income from investments held in the Collection Account for the account of the Servicer.

     On each Distribution Date, the Available Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

     first, to each Class of Non-PO Class A Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     second, concurrently (i) to the Non-PO Class A Certificates, up to the Non-PO Class A Optimal Principal Amount (allocated among such Classes as described below under "--Principal (Including Prepayments)--Allocation of the Non-PO Class A Optimal Principal Amount"), and (ii) to the Class A-P Certificates, the applicable PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan;

     third, to the Class A-P Certificates, the Class A-P Shortfall Amount (defined herein); provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of the Class A-P Certificates;

     fourth, to the Class M Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     fifth, to the Class M Certificates, in an amount up to the portion of the Subordinated Optimal Principal Amount allocable to the Class M Certificates as described below under "--Principal (Including Prepayments)--Allocation of the Subordinated Optimal Principal Amount";

     sixth, to the Class B-1 Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     seventh, to the Class B-1 Certificates, in an amount up to the portion of the Subordinated Optimal Principal Amount allocable to the Class B-1 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount";

     eighth, to the Class B-2 Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     ninth, to the Class B-2 Certificates, in an amount up to the portion of the Subordinated Optimal Principal Amount allocable to the Class B-2 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount";

     tenth, to the Class B-3 Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     eleventh, to the Class B-3 Certificates, in an amount up to the portion of the Subordinated Optimal Principal Amount allocable to the Class B-3 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount";

     twelfth, to the Class B-4 Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     thirteenth, to the Class B-4 Certificates, in an amount up to the portion of the Subordinated Optimal Principal Amount allocable to the Class B-4 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount";

     fourteenth, to the Class B-5 Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

     fifteenth, to the Class B-5 Certificates, in an amount up to the portion of the Subordinated Optimal Distribution Amount allocable to the Class B-5 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount"; and

     sixteenth, to the Class A-R Certificates, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for such Distribution Date.

     "Class A Certificates" means the Class A-1, Class A-2, Class A-3, Class A-P, Class A-R and Class A-X Certificates, referred to collectively.

     The Class A Certificates (exclusive of the Class A-P Certificates) are sometimes referred to herein as the "Non-PO Class A Certificates."

     The Class A Certificates (exclusive of the Class A-X Certificates), Class M Certificates, Class B-1 Certificates and Class B-2 Certificates are sometimes collectively referred to herein as the "Offered Certificates."

     "Class B Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

     "Non-Offered Class B Certificates" means the Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

     "Subordinated Certificates" means the Class M and Class B Certificates, referred to collectively.

     The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate outstanding principal balance of the Subordinated Certificates has been or will be reduced to zero.

     With respect to each Mortgage Loan, the "PO Percentage" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of 7.75% per annum (the "Remittance Rate") over the applicable Net Mortgage Rate (defined herein) and the denominator of which will equal the Remittance Rate. The PO Percentage will be 0% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the Remittance Rate. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Discount Mortgage Loans (defined below) was approximately 7.601%.

     With respect to each Mortgage Loan, the "Non-PO Percentage" will equal a fraction, expressed as a percentage (but not greater than 100%), the numerator of which will equal the applicable Net Mortgage Rate and the denominator of which will equal the Remittance Rate. The Non-PO Percentage will be 100% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the Remittance Rate.

     The "Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates less than the Remittance Rate.

     The "Non-Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates greater than the Remittance Rate.

     The Class A-P Certificates will not be entitled to receive interest. The Class A-P Certificates will be entitled to receive principal with respect to the Discount Mortgage Loans only. The Class A-X Certificates will not be entitled to receive principal. The Class A-X Certificates will be entitled to receive interest with respect to the Non-Discount Mortgage Loans only.

     With respect to each Mortgage Loan, the "Net Mortgage Rate" equals the applicable Mortgage Rate less the Servicing Fee Rate.

Interest

     On each Distribution Date, interest will be payable (other than the Class A-P Certificates) in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class.

     As of any Distribution Date, the "Interest Accrual Amount" with respect to any Class of Certificates (other than the Class A-P Certificates) means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class A-X Certificates, on the Class A-X Notional Amount, (defined herein)), minus any Non-Supported Interest Shortfalls allocated to such Class on such Distribution Date (as described herein under "The Pooling and Servicing Agreement -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans").

     As of any Distribution Date, the "Interest Shortfall" with respect to any Class of Certificates (other than the Class A-P Certificates) means generally any portion of the Interest Accrual Amount with respect to any previous Distribution Amount which remains unpaid (before giving effect to distributions made on such Distribution Date).

     For any Class of Certificates (other than the Class A-P and Class A-X Certificates), the "Certificate Rate" is the per annum rate of interest specified or described for such Class on the table on page S-3 hereof. The "Certificate Rate" for the Class A-X Certificates will equal, with respect to each Distribution Date, the weighted average, expressed as a percentage, of the Stripped Interest Rate on each Non-Discount Mortgage Loan as of the

Due Date in the month preceding the month in which such Distribution Date occurs, weighted as the basis of the respective principal balances of the Non-Discount Mortgage Loans. Interest with respect to each Class of Certificates (other than the Class A-P Certificates) at the Certificate Rate, will be calculated on the basis of a 360 day year composed of twelve 30 day months.

     The "Class A-X Notional Amount" with respect to any Distribution Date will equal the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans.

     The "Stripped Interest Rate" means for each Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Remittance Rate.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Principal (Including Prepayments)

     Distributions to the Class A-P Certificates

     On each Distribution Date, the Class A-P Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan equal to the amount of such principal so attributable multiplied by the PO Percentage with respect to such Discount Mortgage Loan. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, the Class A-P Certificates also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "Class A-P Shortfall Amount") generally equal to (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan other than an Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class A-P Certificates; provided, however, that such payments in respect of the Class A-P Shortfall Amount will not cause a further reduction in the principal balance of the Class A-P Certificates. The aggregate of the amounts payable to the Class A-P Certificates described in this paragraph are referred to herein as the "Class A-P Certificates Distribution Amount."

     Allocation of the Non-PO Class A Optimal Principal Amount

     Except after the Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Non-PO Class A Certificates as described below. On each Distribution Date, the Non-PO Class A Optimal Principal Amount (defined herein) will be distributed to the Non-PO Class A Certificateholders as follows:

     first, to the Class A-R Certificate, until the principal balance of such Class has been reduced to zero;

     second, to the Class A-3 Certificates, up to the Lockout Principal Distribution Amount (defined herein), until the principal balance of such Class has been reduced to zero;

     third, sequentially to the Class A-1 and Class A-2 Certificates, until the principal balance of each such Class has been reduced to zero; and

     fourth, to the Class A-3 Certificates, until the principal balance of such Class has been reduced to zero.

     On any Distribution Date after the Credit Support Depletion Date, distributions among the Classes of Non-PO Class A Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above.

     The "Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Lockout Percentage (defined below) of the Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date, (ii) the Lockout Prepayment Percentage (defined below) of the Non-PO Class A Percentage of the applicable Non-PO Percentage of (A) the principal portion of principal prepayments, (B) the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made and (C) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period, the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Non-PO Class A Certificateholders), in each case received during the related Principal Prepayment Period and (iii) with respect to any Distribution Date on or after the Distribution Date in April 2005, the Lockout Liquidation Amount (defined below).

     The "Lockout Percentage" for any Distribution Date will equal (A) the outstanding principal balance of the Class A-3 Certificates divided by (B) the Non-PO Class A Principal Balance, in each case immediately prior to the Distribution Date, but in no event will the Lockout Percentage exceed 100%. The Lockout Percentage as of the Cut-off Date will be approximately 10.00%.

     The "Lockout Liquidation Amount" is the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Lockout Percentage of the applicable Non-PO Percentage of the outstanding principal balance of such Mortgage Loan and (ii) the Lockout Prepayment Percentage (defined below) of the Liquidation Principal with respect to such Mortgage Loan.

     "Liquidation Principal" is, with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the applicable Non-PO Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances).

     The "Lockout Prepayment Percentage" will equal the product of (a) the Lockout Percentage and (b) the Step Down Percentage.

     The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:


Distribution Date Occurring in              Step Down Percentage
------------------------------             ---------------------
April 2000 through March 2005 ..........              0%
April 2005 through March 2006 ..........             30%
April 2006 through March 2007 ..........             40%
April 2007 through March 2008 ..........             60%
April 2008 through March 2009 ..........             80%
April 2009 and thereafter ..............            100%

     Principal distributions made on each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances.

     The "Non-PO Class A Optimal Principal Amount" means generally as of any Distribution Date, an amount, not in excess of the Non-PO Class A Principal Balance equal to the sum of: (a) an amount equal to the Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date; (b) an amount equal to the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period; (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the Non-PO Class A Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan (defined below) during the related Principal Prepayment Period, an amount equal to the lesser of (i) the Non-PO Class A Percentage of the applicable Non-PO Percentage of an amount equal to the principal balance of such Mortgage Loan (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (ii) the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances);
(e) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Non-PO Class A Certificateholders); and (f) while none of the Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the Non-PO Class A Certificates (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above) over the Non-PO Allocated Amount (defined below).

     A "Liquidated Mortgage Loan" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

     As of any Distribution Date, the "Non-PO Class A Percentage" will equal a fraction, expressed as a percentage, the numerator of which is the Non-PO Class A Principal Balance and the denominator of which is the Non-PO Allocated Amount immediately prior to the Due Date in the month of such Distribution Date.

     The "Non-PO Allocated Amount" will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loan that have not been passed through to the Certificateholders) by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

     The "Non-PO Class A Principal Balance" means, generally, as of any Distribution Date, (a) the Non-PO Class A Principal Balance for the preceding Distribution Date less (b) amounts distributed to the Non-PO Class A Certificateholders on such preceding Distribution Date allocable to principal (including Advances) and any losses allocated to the Non-PO Class A Certificates; provided that the Non-PO Class A Principal Balance on the first Distribution Date will be the initial Non-PO Class A Principal Balance, which is expected to be approximately $124,234,700.

     The "Non-PO Class A Prepayment Percentage" means, generally, as of any Distribution Date up to and including the Distribution Date in March 2005, 100%; as of any Distribution Date in the first year thereafter, the Non-PO Class A Percentage plus 70% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Non-PO Class A Percentage plus 60% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Non-PO Class A Percentage plus 40% of the Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Non-PO Class A Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Non-PO Class A Percentage; provided that, if the Non-PO Class A Percentage as of any such Distribution Date is greater than the initial Non-PO Class A Percentage, the Non-PO Class A Prepayment Percentage shall be 100%; and provided further that whenever the Non-PO Class A Percentage equals 0%, the Non-PO Class A Prepayment Percentage will equal 0% and provided further, however, that no reduction of the Non-PO Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate principal balance of the Subordinated Certificates as of such date and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate principal balance of the Subordinated Certificates as of the date of issuance of the Certificates (the

"Original Subordinated Principal Balance") if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.

     As of any Distribution Date, the "Subordinated Percentage" means the difference between 100% and the Non-PO Class A Percentage, and the "Subordinated Prepayment Percentage" means the difference between 100% and the Non-PO Class A Prepayment Percentage.

     Allocation of the Subordinated Optimal Principal Amount

     On each Distribution Date, distributions in respect of principal will be made to each Class of Subordinated Certificates up to an amount equal to the portion of the Subordinated Optimal Principal Amount (defined below) allocable to such Class, calculated as described below.

     The "Subordinated Optimal Principal Amount" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinated Certificates, equal to (1) the sum of:
(a) an amount equal to the Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date; (b) an amount equal to the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period; (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the Subordinated Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class A-P Distribution Amount or the Non-PO Class A Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Subordinated Certificateholders), minus (2) the Class A-P Shortfall Amount with respect to such Distribution Date.

     On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the outstanding Classes of Subordinated Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such Class will be allocated its pro rata portion of the Subordinated Optimal Principal Amount based upon the outstanding principal balances of all Classes of Subordinated Certificates entitled to distributions in respect of the Subordinated Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the following Classes of Certificates: (i) any Class of Subordinated Certificates which has current Credit Support (defined herein) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Credit Support for such Class; (ii) the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (i) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates will receive any distribution in respect of the Subordinated Optimal Principal Amount on any

Distribution Date if on such Distribution Date any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (i) above. For the purposes of (ii) above, the Class M Certificates will be deemed to have a lower numerical class designation than each Class of Class B Certificates.

     Each Class of Subordinated Certificates (other than the Class B-5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Certificates ("Credit Support"). Credit Support for such Classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all Classes of Subordinated Certificates having higher numerical class designations than such Class by the aggregate outstanding principal balance of all outstanding Classes of Certificates (exclusive of the outstanding principal balance of Class A-P Certificates) (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates). Generally, the level of Credit Support for any Class will decrease to the extent Realized Losses are allocated to any Class of Subordinated Certificates having a higher numerical class designation and will increase to the extent that any Class or Classes of Certificates not subordinated to such Class receives a disproportionate portion of payments (including prepayments) of principal on the Mortgage Loans.

Additional Rights of the Class A-R Certificateholder

     The Class A-R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions to Certificateholders," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, of the Available Distribution Amount remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and
(ii) the proceeds of the assets of the Trust Fund, if any, remaining in the Trust Fund on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the Certificate Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time or that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Federal Income Tax Consequences--Income from Residual Certificates" in the Prospectus.

Subordinated Certificates and Shifting Interests

     The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders and the rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. The subordination provided by each Class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

     On each Distribution Date payments to the Class A Certificateholders will be made prior to payments to the Class M and Class B Certificateholders, payments to the Class M Certificateholders will be made prior to payments to the Class B Certificateholders, payments to the Class B-1 Certificateholders will be made prior to payments to the Class B-2 Certificateholders and the Non-Offered Class B Certificateholders and payments to the Class B-2 Certificateholders will be made prior to payments to the Non-Offered Class B Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class M and Class B Certificates is greater than zero the Non-PO Class A Certificateholders are paid less than the Non-PO Class A Optimal Principal Amount for such date, the interest of the Non-PO Class A Certificateholders in the Trust Fund will increase so as to preserve the entitlement of the Non-PO Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Non-PO Class A Certificateholders in the Trust Fund.

     The Non-PO Class A Certificateholders will be entitled to receive the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the Non-PO Class A Certificateholders and reducing their proportionate interest in the Trust Fund and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each Class of Subordinated Certificates having Credit Support. See "Description of the Certificates --Distributions to Certificateholders" and " -- Principal (Including Prepayments)" herein. Increasing the interest of the Class M and Class B Certificates in the Trust Fund relative to that of the Class A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class M and Class B Certificates.

     All Realized Losses on the Mortgage Loans (other than Excess Losses (defined below)) generally will be allocated first, to the Non-Offered Class B Certificates until the principal balance of the Non-Offered Class B Certificates has been reduced to zero; second, to the Class B-2 Certificates until the principal balance of the Class B-2 Certificates has been reduced to zero; third, to the Class B-1 Certificates until the principal balance of the Class B-1 Certificates has been reduced to zero; fourth, to the Class M Certificates until the principal balance of the Class M Certificates has been reduced to zero; and fifth, to the Non-PO Class A Certificates pro rata based upon their respective outstanding principal balances until the principal balance of the Non-PO Class A Certificates has been reduced to zero; provided, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (A) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to the Class A-P Certificates and (B) the remainder of such Realized Loss will be allocated as described above.

     A "Realized Loss" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

     Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "Excess Losses") will be allocated to all Classes pro rata based upon their respective outstanding principal balances; provided, however, that the applicable PO Percentage of any Excess Losses on the Discount Mortgage Loans will be allocated to the Class A-P Certificates.

     The aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "Special Hazard Amount") to the Subordinated Certificates will initially be equal to approximately $2,000,000. As of each anniversary of the Cut-off Date, the Special Hazard Amount generally will be reduced, but not increased, to an amount equal to the lesser of (i) the Special Hazard Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Certificates in respect of Special Hazard Losses on the Mortgage Loans since such previous anniversary or (ii) the Adjustment Amount. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans, (ii) the aggregate outstanding principal balance of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of the Mortgage Loans are located and (iii) twice the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.

     A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus.

     "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

     The aggregate amount of Realized Losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan ("Fraud Losses") which may be allocated to the Subordinated

Certificates (the "Fraud Loss Amount") will initially be equal to approximately $2,602,255. As of any date of determination after the Cut-off Date, the Fraud Loss Amount generally will be equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount will be zero.

     "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") to the Subordinated Certificates will initially be equal to approximately $75,000. As of any date of determination, the Bankruptcy Amount will equal approximately $75,000 less the sum of any amounts allocated to the Certificates for such losses up to such date of determination.

     A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

     Amounts actually paid at any time to the Class M and Class B
Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class M and Class B Certificateholders.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The Seller intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Offered Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in the REMIC.

     All Certificateholders will be required to use the accrual method of accounting with respect to interest income on the Certificates, regardless of their normal method of accounting. Holders of Offered Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. It is anticipated that the Class A-P and Class B-2 Certificates will be issued with original issue discount for federal income tax purposes. It is also anticipated that the Class A-1, Class A-2, Class A-3, Class M and Class B-1 Certificates will be issued with de minimis original issue discount for federal income tax purposes. The prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically will be 250% of the Prepayment Model set forth herein. See "Prepayment and Yield Considerations." No representation is made that payments on the Offered Certificates will occur at that rate or any other rate.

     The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described herein and in the Prospectus. Interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

Class A-R Certificate

     The holder of the Class A-R Certificate must include the taxable income or loss of the REMIC in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class M and Offered Class B Certificates" herein and "Federal Income Tax Consequences--REMIC Certificates;--Income from Residual Certificates; Taxation of Certain Foreign Investors;--Transfers of Residual Certificates" in the Prospectus.

     An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificate may be significantly lower than would be the case if the Class A-R Certificate were taxed as a debt instrument, or may be negative.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code, including an individual retirement account (each, a "Plan"), or any other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

     The Class A-R Certificate may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Accordingly, the following discussion does not purport to discuss any considerations under ERISA with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R Certificate.

     The U.S. Department of Labor ("DOL") has issued Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempting certain transactions involving mortgage pool investment entities holding mortgages on certain residential property from the prohibited transaction provisions of ERISA and the Code. See "ERISA Considerations" in the Prospectus for a discussion of PTCE 83-1 and the prohibited transaction provisions of ERISA and the Code.

     Prohibited Transaction Exemption 90-29, 55 Fed. Reg. 21459 (May 24, 1990) granted by the DOL to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Exemption"), exempts the purchase and holding of the Class A Certificates by or with "plan assets" of a Plan from certain of the prohibited transaction provisions of section 406(a) of ERISA (and the excise taxes imposed by section 4975(c)(1)(A) of the Code) provided that certain conditions are met. Among the conditions are the following: (i) the Underwriter is the sole underwriter, or the manager or co-manager of the underwriting syndicate for such Class A Certificates, (ii) the Class A Certificates are rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc., (iii) the Class A Certificates are collateralized by, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) the Class A Certificates are not subordinated to other Certificates of the Trust Fund, (v) the Plan is an "accredited investor" (as defined under Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act")), (vi) the acquisition of the Class A Certificates by a Plan is on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated third party, and (vii) the compensation to the Underwriter represents reasonable compensation, the proceeds to the Seller represent no more than the fair market value of the obligations securing such Class A Certificates and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith. The Underwriter expects that the Class A Certificates will satisfy the conditions of the Exemption set forth above in clauses (i),
(iii), (iv) and (vii). Whether the remaining conditions of the Exemption will be satisfied with respect to the Class A Certificates will depend on the circumstances at the time "plan assets" of a Plan are used to acquire such Certificates. In that connection, the Class A Certificates will, on the date of their original issue, satisfy the condition set forth in clause (ii). In addition, if certain additional conditions specified in the Exemption are met, the Exemption would provide an exemption from the prohibited transaction provisions of ERISA section 406(b) (and the excise taxes imposed by section 4975(c)(1)(E) of the Code) relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to assets of Plans used to purchase Class A Certificates where the fiduciary (or its affiliate) is an obligor on the obligations or receivables held in the Trust Fund. The Exemption would not apply to certain otherwise prohibited transactions with respect to Plans sponsored by the following entities (or any affiliate of any such entity): (a) the Seller, (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (c) the Trustee, (d) the Servicer or (e) any obligor with respect to obligations or receivables included in the Seller constituting more than five percent of the aggregate unamortized principal balance of the assets in the Seller.

     Before purchasing a Class A Certificate, a fiduciary of a Plan or any other person investing "plan assets" of any Plan, should itself confirm that
(a) the Class A Certificates constitute "certificates" for the purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf or with "plan assets" of a Plan.

     Neither the Exemption nor PTCE 83-1 will apply to the Class M, the Class B-1 or the Class B-2 Certificates; therefore, the purchase or holding of a Class M, a Class B-1 or a Class B-2 Certificate by or with "plan assets" of a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Accordingly, transfer of the Class M, Class B-1 or Class B-2 Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee and the Seller stating that (a) it is not, and is not acting on behalf of, any such Plan or using the "plan assets" of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class M, Class B-1 or Class B-2 Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995) and the terms and conditions of Section III of PTCE 95-60 applicable to the acquisition and holding of such Certificates will be met or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee and the Seller that the purchase or holding of the Class M, Class B-1 or Class B-2 Certificates by or on behalf of such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Seller, the Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. The Class M, Class B-1 and Class B-2 Certificates will contain a legend describing such restrictions on transfer and the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Exemption or other exemptions, and the potential consequences to their specific circumstances prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                           LEGAL INVESTMENT MATTERS

     The Class A and Class M Certificates offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since certain restrictions may apply to investments in such classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent, the Class A and Class M Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the Prospectus.

     The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-1 and Class B-2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B-1 and Class B-2 Certificates will constitute legal investments for them.

     Except as to the status of the Class A and Class M Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans.

                                 UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement dated February 18, 1999 and the terms agreement, dated March 23, 2000 (together, the "Merrill Underwriting Agreement") between the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") , as underwriter and the underwriting agreement dated March 23, 2000 and the terms agreement dated March 23, 2000 (together, the "BAS Underwriting Agreement") between the Seller and Banc of America Securities LLC ("BAS"), as underwriter, the Offered Class A Certificates are being purchased from the Seller by Merrill and the Class M and Offered Class B Certificates are being purchased from the Seller by BAS, respectively, in each case upon issuance thereof. Each of Merrill and BAS is referred to herein as an "Underwriter," and together, as the "Underwriters," and each of the Merrill Underwriting Agreement and the BAS Underwriting Agreement is referred to herein as an "Underwriting Agreement."

     Each Underwriting Agreement provides that the applicable Underwriter's obligations thereunder are subject to certain conditions precedent. Merrill is committed to purchase all of the Offered Class A Certificates if any such Certificates are purchased and BAS is committed to purchase all of the Class M and Offered Class B Certificates if any such Certificates are purchased.

     Each Underwriter has advised the Seller that it proposes to offer the Offered Certificates purchased by such Underwriter, from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates purchased by such Underwriter to or through dealers, and such dealers may receive from such Underwriter, for whom they act as agents, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with an Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates by them, may be deemed to be underwriting discounts and commissions under the Act.

     Each Underwriting Agreement provides that the Seller will indemnify the applicable Underwriter against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Seller by Morgan, Lewis & Bockius LLP.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that the Class A Certificates (excluding the Class A-R Certificate and Class A-X Certificates) be rated "Aaa" by Moody's, that the Class A Certificates be rated "AAA" by DCR, and that the Class M, Class B-1 and Class B-2 Certificates be rated at least "AA", "A" and "BBB", respectively, by DCR.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The ratings by DCR assigned to the Offered Certificates do not constitute a recommendation to purchase or sell such Certificates. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Offered Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Class A-X Certificates do not address whether investors will recoup their initial investment. Additionally, the rating on the Class A-R Certificate addresses only the return of the Class A-R Certificate's principal balance and interest thereon at the stated rate. The ratings on the Class A-P Certificates do not assess the likelihood of return to investors except to the extent of the principal balance thereof.

     The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The Seller has not requested a rating of the Offered Certificates by any rating agency other than Moody's and DCR and the Seller has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than Moody's and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to such Certificates by either, or both, of Moody's and DCR.

                            INDEX OF DEFINED TERMS


Accounts.................................................................S-10
Act......................................................................S-44
Agreement................................................................S-10
Available Distribution Amount............................................S-33
Bankruptcy Amount........................................................S-42
Bankruptcy Loss..........................................................S-42
BAS......................................................................S-46
BAS Underwriting Agreement...............................................S-46
Book-Entry Certificates..................................................S-30
Cede.....................................................................S-30
Certificate Account......................................................S-28
Certificate Owner........................................................S-30
Certificate Rate.........................................................S-35
Certificateholders.......................................................S-17
Chase....................................................................S-28
Chase Manhattan Mortgage.................................................S-10
Class A Certificates.....................................................S-34
Class A Percentage.......................................................S-29
Class A-P Certificates Distribution Amount...............................S-36
Class A-P Shortfall Amount...............................................S-36
Class A-X Notional Amount................................................S-36
Class B Certificates.....................................................S-35
Class B-1 Percentage.....................................................S-30
Class B-2 Percentage.....................................................S-30
Class M Percentage.......................................................S-29
Co-op Loan...............................................................S-15
Code.....................................................................S-32
Collection Account.......................................................S-28
Cooperative Units........................................................S-15
Corporate Trust Office...................................................S-29
Credit Scores............................................................S-16
Credit Support...........................................................S-40
Credit Support Depletion Date............................................S-35
Cut-off Date.............................................................S-10
DCR......................................................................S-44
Debt Service Reduction...................................................S-42
Deficient Valuation......................................................S-42
Definitive Certificates..................................................S-31
Discount Mortgage Loans..................................................S-35
Distribution Date........................................................S-33
DOL......................................................................S-44
DTC......................................................................S-30
Due Date.................................................................S-10
ERISA....................................................................S-43
Excess Bankruptcy Losses.................................................S-42
Excess Fraud Losses......................................................S-42
Excess Losses............................................................S-41
Excess Special Hazard Losses.............................................S-41
Exemption................................................................S-44
FHLMC....................................................................S-11
Final Scheduled Distribution Date........................................S-30
FNMA.....................................................................S-11

Fraud Losses.............................................................S-41
Indirect Participants....................................................S-31
Interest Accrual Amount..................................................S-35
Interest Shortfall.......................................................S-35
Liquidated Mortgage Loan.................................................S-38
Liquidation Principal....................................................S-37
Lockout Liquidation Amount...............................................S-37
Lockout Percentage.......................................................S-37
Lockout Prepayment Percentage............................................S-37
Lockout Principal Distribution Amount....................................S-37
Merrill..................................................................S-46
Merrill Underwriting Agreement...........................................S-46
Modeling Assumptions.....................................................S-19
Monthly Payments.........................................................S-10
Moody's..................................................................S-44
Mortgage Loan Schedule...................................................S-26
Mortgage Loans...........................................................S-10
Mortgage Note............................................................S-10
Mortgage Pool............................................................S-10
Mortgaged Properties.....................................................S-10
Net Mortgage Rate........................................................S-35
Non-Discount Mortgage Loans..............................................S-35
Non-Offered Class B Certificates.........................................S-35
Non-Offered Class B Percentage...........................................S-30
Non-PO Allocated Amount..................................................S-38
Non-PO Class A Certificates..............................................S-34
Non-PO Class A Optimal Principal Amount..................................S-37
Non-PO Class A Percentage................................................S-38
Non-PO Class A Prepayment Percentage.....................................S-38
Non-PO Class A Principal Balance.........................................S-38
Non-PO Percentage........................................................S-35
Non-recoverable Advance..................................................S-28
Non-Supported Interest Shortfall.........................................S-27
Offered Certificates.....................................................S-34
Original Subordinated Principal Balance..................................S-39
Participant..............................................................S-31
Plan.....................................................................S-43
PO Percentage............................................................S-35
Prepayment Interest Shortfall............................................S-27
Prepayment Model.........................................................S-19
Principal Prepayment Period..............................................S-33
PTCE 83-1................................................................S-44
PTCE 95-60...............................................................S-45
Realized Loss............................................................S-41
Record Date..............................................................S-33
REMIC....................................................................S-42
Remittance Rate..........................................................S-35
Rules....................................................................S-31
Scheduled Principal Balance..............................................S-36
Seller...................................................................S-10
Servicer.................................................................S-10
Servicer Remittance Date.................................................S-28

Servicing Fee............................................................S-27
Servicing Fee Rate.......................................................S-27
SMMEA....................................................................S-45
Special Hazard Amount....................................................S-41
Special Hazard Loss......................................................S-41
Step Down Percentage.....................................................S-37
Stripped Interest Rate...................................................S-36
Subordinated Certificates................................................S-35
Subordinated Optimal Principal Amount....................................S-39
Subordinated Percentage..................................................S-39
Subordinated Prepayment Percentage.......................................S-39
Subservicers.............................................................S-10
Trustee..................................................................S-10
U.S. Person..............................................................S-32

PROSPECTUS


                       Chase Mortgage Finance Corporation
                                     Seller


                       Mortgage Pass-Through Certificates
                     (Issuable in Series by Separate Trusts)


                                  ------------

---------------------------------         Each Trust--
You should carefully consider
the risk factors beginning on             o will issue a series of mortgage pass-through certificates, which will
page 3 of this prospectus.                  consist of one or more classes of certificates; and

Neither the certificates of any           o will own a pool of fixed or adjustable interest rate, conventional mortgage
series nor the related underlying           loans which are secured by a first lien on a one- to four-family residential
mortgage loans will be insured              property as well as other assets described in this prospectus and the
or guaranteed by any                        accompanying prospectus supplement.
governmental agency or
instrumentality.                          Each Pool of Mortgage Loans--

The certificates of each series           o will be sold to the related trust by Chase Mortgage Finance Corporation;
will represent interests in the
related trust only and will not           o will be serviced by Chase Manhattan Mortgage Corporation or any other entity
represent interests in or                   that is identified in the prospectus supplement as the servicer,
obligations of Chase Mortgage               individually or together with other servicers.
Finance Corporation or any of
its affiliates.                           Each Series of Certificates--

This prospectus may be used to            o will represent interests in the related trust;
offer and sell any series of
certificates only if accompanied          o may provide credit support for certain classes by "subordinating" certain
by the prospectus supplement                classes to other classes of certificates; any subordinated classes will be
for that series.                            entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;
----------------------------------
                                          o may be entitled to one or more of the other types of credit enhancement described in this prospectus; and

                                          o will be paid only from the assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.




               The date of this Prospectus is February 23, 2000.

           IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including, among other things:

     o the principal balances and/or interest rates of each class of certificates;

     o the timing and priority of payments of interest and principal for each class of certificates;

     o statistical and other information about the mortgage loans and other assets of the trust;

     o information about credit enhancement, if any, for each class of certificates; and

     o the ratings for each class of offered certificates.

     If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     In this prospectus, the terms "seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

     This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page 57 of this prospectus and at the end of the accompanying prospectus supplement.

     The seller's principal executive office is located at 343 Thornall Street, Edison, New Jersey 08837, and the seller's telephone number is (732) 205-0600.

                               TABLE OF CONTENTS

SUMMARY INFORMATION ............................    1
   The Trust Fund ..............................    1
   Principal Parties ...........................    1
   The Mortgage Loans ..........................    1
   Distributions on the Certificates ...........    1
   Credit Enhancement ..........................    2
   ERISA Considerations ........................    2
   Tax Status ..................................    2
   Legal Investment ............................    2
RISK FACTORS ...................................    3
   Limited Liquidity for Certificates ..........    3
   Limited Assets for Payment of
      Certificates .............................    3
   Credit Enhancement is Limited in Amount
      and Coverage .............................    3
   Certificateholders Bear the Risk of Losses
      on the Mortgage Pool .....................    3
   Rate of Prepayment on Mortgage Loans
      May Adversely Affect Average Lives
      and Yields on Certificates ...............    4
DESCRIPTION OF THE CERTIFICATES ................    5
   General .....................................    5
   Categories of Classes of Certificates .......    6
   Distributions of Principal and Interest .....    6
THE MORTGAGE POOLS .............................   11
CREDIT ENHANCEMENT .............................   13
   General .....................................   13
   Limited Guarantee of the Guarantor ..........   13
   Subordination ...............................   13
   Cross-Support ...............................   14
   Pool Insurance ..............................   14
   Special Hazard Insurance ....................   16
   Bankruptcy Bond .............................   16
   Repurchase Bond .............................   17
   Guaranteed Investment Contracts .............   17
   Reserve Accounts ............................   17
   Other Insurance and Guarantees ..............   18
YIELD, MATURITY AND WEIGHTED
   AVERAGE LIFE CONSIDERATIONS .................   18
CHASE MORTGAGE FINANCE
   CORPORATION .................................   19
UNDERWRITING POLICIES ..........................   19
SERVICING OF THE MORTGAGE
   LOANS .......................................   20
   Collection and Other Servicing
      Procedures ...............................   20
   Private Mortgage Insurance ..................   21
   Hazard Insurance ............................   22
   Advances ....................................   23
   Servicing and Other Compensation and
      Payment of Expenses ......................   23
   Resignation, Succession and
      Indemnification of the Servicer ..........   23
THE POOLING AND SERVICING
   AGREEMENT ...................................   24
   Assignment of Mortgage Loans;
      Warranties ...............................   24
   Payments on Mortgage Loans; Collection
      Account ..................................   25
   Repurchase or Substitution ..................   26
   Certain Modifications and Refinancings ......   27
   Evidence as to Compliance ...................   27

   The Trustee .................................   27
   Reports to Certificateholders ...............   28
   Events of Default ...........................   29
   Rights Upon Event of Default ................   29
   Amendment ...................................   30
   Termination; Purchase of Mortgage
      Loans ....................................   30
MATERIAL LEGAL ASPECTS OF THE
   MORTGAGE LOANS ..............................   31
   General .....................................   31
   Foreclosure .................................   31
   Right of Redemption .........................   32
   Anti-Deficiency Legislation and Other
      Limitations on Lenders ...................   33
   Consumer Protection Laws ....................   33
   Enforceability of Due-on-Sale Clauses .......   34
   Applicability of Usury Laws .................   35
   Soldiers' and Sailors' Civil Relief Act .....   35
   Late Charges, Default Interest and
      Limitations on Prepayment ................   35
   Environmental Considerations ................   35
   Forfeiture in Drug and RICO Proceedings......   36
LEGAL INVESTMENT MATTERS .......................   38
ERISA CONSIDERATIONS ...........................   39
FEDERAL INCOME TAX
   CONSEQUENCES ................................   41
   General .....................................   41
   REMIC Elections .............................   41
   REMIC Certificates ..........................   41
   Tax Opinion .................................   41
   Status of Certificates ......................   41
   Income from Regular Certificates ............   42
   Income from Residual Certificates ...........   45
   Sale or Exchange of Certificates ............   47
   Taxation of Certain Foreign Investors .......   47
   Transfers of Residual Certificates ..........   48
   Servicing Compensation and Other
      REMIC Pool Expenses ......................   50
   Reporting and Administrative Matters ........   50
   Non-REMIC Certificates ......................   51
   Trust Fund as Grantor Trust .................   51
   Status of the Certificates ..................   51
   Possible Application of Stripped Bond
      Rules ....................................   52
   Taxation of Certificates if Stripped Bond
      Rules Do Not Apply .......................   52
   Taxation of Certificates if Stripped Bond
      Rules Apply ..............................   53
   Sales of Certificates .......................   53
   Foreign Investors ...........................   53
   Reporting ...................................   54
   Backup Withholding ..........................   54
   New Witholding Regulations ..................   54
PLAN OF DISTRIBUTION ...........................   54
USE OF PROCEEDS ................................   55
LEGAL MATTERS ..................................   55
REPORTS TO CERTIFICATEHOLDERS ..................   55
WHERE YOU CAN FIND MORE
   INFORMATION .................................   55
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   56
INDEX OF DEFINED TERMS IN
   PROSPECTUS ..................................   57

                              SUMMARY INFORMATION

This section briefly summarizes certain information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of certificates, you should read both this prospectus and the accompanying prospectus supplement in their entirety.

The Trust Fund

For each series of certificates, we will form a trust to own a pool of fixed rate one- to four-family first lien mortgage loans. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the seller, the servicer and the trustee and/or such other entity or entities specified in the prospectus supplement. See "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

       Issuer: With respect to each series of certificates, the issuer will be the trust created for that series.

       Seller: Chase Mortgage Finance Corporation, a Delaware corporation.

       Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or such other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the mortgage loans included in the trust fund.

The Mortgage Loans

Each trust will own the related mortgage loans and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust fund:

o will be conventional, fixed or adjustable interest rate mortgage loans secured by first liens on one- to four- family residential properties;


o will have been acquired by the seller from Chase Manhattan Mortgage Corporation and/or such other entity or entities specified in the prospectus supplement; and

o will have been originated by Chase Manhattan Mortgage Corporation or an affiliate or will have been acquired by Chase Manhattan Mortgage Corporation directly or indirectly from other mortgage loan originators.

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

Distributions on the Certificates

Distributions on the certificates entitled thereto will be made on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or such other date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the prospectus supplement. All distributions will be made pro rata to certificateholders of the class entitled thereto or by such other method as may be specified in the prospectus supplement. See "Description of the Certificates."

  The aggregate original principal balance of the certificates will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive. If specified in the prospectus supplement, the certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related mortgage loans as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying mortgage loans, net of servicing fees payable to the servicer and any primary or sub-services of the mortgage loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Certificates--Distributions of Principal and Interest."

  The rate at which interest will be passed through to holders of certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Certificates--Distributions of Principal and Interest."

Credit Enhancement

Subordination: A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

o the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

o the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

o the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement: If we so specify in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o limited guarantee

o mortgage pool insurance

o special hazard insurance

o mortgagor bankruptcy bond

o repurchase bond

o guaranteed investment contracts

o reserve fund

o cross-support

o other insurance, guarantees and similar instruments or agreements

We will describe any credit enhancement in the applicable prospectus supplement.

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations."

Tax Status

The treatment of the certificates for federal income tax purposes will depend on:

o  whether a REMIC election is made with respect to a series of certificates;
   and

o if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Federal Income Tax Consequences."

Legal Investment

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                 RISK FACTORS

You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

     The liquidity for your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series; and

     o the certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o mortgage loans included in the related trust fund will be the sole source of payments on the certificates of a series;

     o neither the certificates of any series nor the underlying mortgage loans will represent an interest in or obligation of Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation, or any of their affiliates; and

     o neither the certificates of any series nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality.

Credit Enhancement is Limited in Amount and Coverage

     With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a mortgage pool insurance policy; a special hazard insurance policy; mortgagor bankruptcy bond; a repurchase bond; guaranteed investment contracts; a reserve fund; cross-support; other insurance, guarantees, or similar instruments or agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the prospectus supplement for that series.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

     In the event losses exceed the amount of coverage provided by any credit enhancement, or if losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or by certain classes).

Certificateholders Bear the Risk of Losses on the Mortgage Pool

     An investment in certificates evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in national or regional economic conditions could also cause an increase in rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the certificates of a series evidencing interests in such mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans. See "The Mortgage Pools."

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates

     The yield and average lives of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidation due to defaults and mortgage loan repurchases). Prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the mortgage loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the mortgage loans, the rate of prepayment would be expected to increase (and the yields at which an investor in the certificates may be able to reinvest amounts received as payments on such investor's certificates may be lower than the yield on such certificates). Conversely, if mortgage rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease (and the amount of payments available to a certificateholder for reinvestment may be relatively low). Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

     The effect of prepayment rates upon the yield of the certificates will depend upon whether a particular certificate is purchased at a premium or at a discount. In particular:

     o the yield on classes of certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

     o the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

In addition, the yield to investors in classes of certificates will be adversely affected to the extent that losses on the mortgage loans in the related trust fund are allocated to such classes and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund. The classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of Certificates (each, a "Series") issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among Chase Mortgage Finance Corporation (the "Seller"), Chase Manhattan Mortgage Corporation or any other entity identified in the Agreement as the Servicer (the "Servicer") and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the trust fund relating to that Series (the "Trust Fund"). The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Seller will provide any holder of certificates ("Certificateholder"), without charge, on written request a copy of the Agreement for any series. Requests should be addressed to Chase Mortgage Finance Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
President. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

     The Certificates of a series will be entitled to payment only from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. The Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. The Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate (defined herein)), and its obligations pursuant to certain representations and warranties made by it.

     The mortgage loans held by each Trust Fund (the "Mortgage Loans") will not be insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

General

     The Certificates of each series will be issued in fully-registered form only. The minimum original certificate principal balance or notional principal balance that may be represented by a Certificate will be specified in the Prospectus Supplement. The original certificate principal balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Certificates of a series will be transferable and exchangeable on a certificate register (the "Certificate Register") to be maintained at the corporate trust office of the Trustee for the related series or such other office or agency maintained for such purposes by the Trustee in New York City (or at the office of the certificate registrar specified in the related Prospectus Supplement). No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Categories of Classes of Certificates

     Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original certificate principal balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the certificate principal balance or notional principal balance of such Certificates from time to time at the Certificate Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

     If specified in the Prospectus Supplement, the Certificates will have an aggregate original certificate principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The "Remittance Rate" will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original certificate principal balance as determined in the manner specified in the Prospectus Supplement.

     Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate certificate principal balance of such class of Certificates on that Distribution Date.

     A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

     The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a notional principal balance or a certificate principal balance.

Distributions of Principal and Interest

General.

     Distributions of principal and interest at the applicable Certificate Rate (if any) on the Certificates will be made to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date").

Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Distributions allocable to principal and interest on the Certificates will be made by the entity specified in the Prospectus Supplement as the paying agent (the "Paying Agent") out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the "Collection Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the Agreement and all income or other gain from such investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the Prospectus Supplement and subject to withdrawal from time to time.

     Distributions of Interest. Interest will accrue on the aggregate certificate principal balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Certificate Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate certificate principal balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding certificate principal balance as so adjusted.

     Distributions of Principal. The aggregate certificate principal balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original certificate principal balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments" or "Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

Categories of Classes of Certificates

     The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

Categories of Classes                          Definition
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed" .......................   A Class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed
                                               Class also may receive principal payments from principal paid on the Mortgage Loans for the related Series.

"Component Certificates" ...................   A Class consisting of "Components." The Components of a Class of
                                               Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

"Lockout Class" (sometimes also
 referred to as a "NAS Class") .............   A Class that is designed to receive no principal payments or a disproportionately small portion of principal payments from the first Distribution Date until a Distribution Date specified in the related Prospectus Supplement.

"Notional Amount Class" ....................   A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

"Planned Amortization Class" (also
 sometimes referred to as a "PAC") .........   A Class that is designed to receive principal payments using a pre-determined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans.
                                               These two rates are the endpoints for the "structuring range" for the Planned Amortization Class. The Planned Amortization Classes
                                               in any Series of Certificates may be subdivided into different categories (e.g., Planned Amortization Class I ("PAC I") Planned
                                               Amortization Class II ("PAC II") and so forth) derived using different structuring ranges.

"Scheduled Amortization Class" .............   A Class that is designed to receive principal payments using a pre-determined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization
                                               Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring rate" for the Scheduled
                                               Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support
                                               Class for the applicable Series of Certificates generally will represent a smaller percentage of the Scheduled Amortization
                                               Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization
                                               Class.

Categories of Classes                            Definition
---------------------                            ----------
"Sequential Pay Class" .......................   Classes that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first
                                                 Distribution Date on which they receive principal until they are retired. A single Class that is entitled to receive
                                                 principal payments before or after other Classes in the same
                                                 Series of Certificates may be identified as a Sequential pay
                                                 Class.

"Strip Class" ................................   A Class that is entitled to receive a constant proportion, or
                                                 "strip," of the principal payments on the underlying Mortgage
                                                 Loans.

"Support Class" (also sometimes
 referred to as a "Companion Class") .........   A Class that is entitled to receive principal payments on any
                                                 Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted Amortiza tion
                                                 Classes and/or Scheduled Amortization Classes.

"Targeted Amortization Class" (also
 sometimes referred to as a "TAC") ...........   A Class that is designed to receive principal payments using a pre-determined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage
                                                 Loans.

                                                 INTEREST TYPES

"Component Certificates" .....................   A Class consisting of "Components." The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each
                                                 Component of a Class of Component Certificates may be
                                                 identified as falling into one or more of the categories in this chart.

"Fixed Rate Class" ...........................   A Class with an interest rate that is fixed throughout the life of the Class.

"Floating Rate Class" ........................   A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

"Inverse Floating Rate Class" ................   A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

"Variable Rate Class" ........................   A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                                 applicable to the Mortgage Loans.

Categories of Classes              Definition
---------------------              ----------
"Interest-Only Class" ..........   A Class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal.
                                   Interest-Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest-Only Class that is not entitled to any distributions in respect of principal.

"Principal-Only Class" .........   A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class" ................   A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable
                                   Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

"Step-up Class" ................   A Class that bears interest at one or more higher, or "stepped-up"
                                   Certificate Rates for a period of time specified in the related
                                   Prospectus Supplement before resetting to a lower Certificate Rate that will remain fixed thereafter.

                              THE MORTGAGE POOLS

     Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (the "Mortgaged Properties"). When each series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus and the related Prospectus Supplement.

     The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties (i.e. one-to-four family properties owned for investment and rented to generate income). The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

     All Mortgage Loans will (i) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (ii) be of one or more of the following types of Mortgage Loans:

     (1) Fully-amortizing Mortgage Loans, each with a 20-to 30-year ("30-Year") term at origination, interest (the "Mortgage Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

     (2) Fully-amortizing Mortgage Loans, each with a 10-to 15-year ("15-Year") term at origination, a fixed Mortgage Rate and level monthly payments over the term of the Mortgage Loan.

     (3) Adjustable-Rate Mortgage Loans ("ARMS" or "ARM Loans"), which may include loans providing for negative amortization.

     Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and (ii) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

     In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Enhancement" herein.

     If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the borrowers under the related Notes (each, a "Borrower") will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the property securing the mortgage (the "Mortgaged Property") or another source at the time of origination of the Buy-Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

     The Prospectus Supplement for a series of Certificates may specify that the related Mortgage Pool contains Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties ("Cash-Out Refinance Loans").

     The Prospectus Supplement for each series of Certificates will specify the approximate aggregate principal balance of the Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each series of Certificates will contain information regarding the Mortgage Loans which are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

     The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. The Seller or another party identified in the applicable Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each series of Certificates. These obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

     In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement-Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance which it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such series. See "Description of the Certificates--Distributions of Principal and Interest."

     There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the series evidencing interests in such Mortgage Pool. With respect to any series as to which Subordinated Certificates (defined herein) shall have been issued, such losses will first be borne by the holders of Subordinated Certificates as a result and to the extent of the subordination in right of payment of the Subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the certificate principal balance of such Subordinated Certificates.

     Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a series multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                              CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of the resulting deficiencies.

Limited Guarantee of the Guarantor

     If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "Deposit Guarantee"); or make advances (an "Advance Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

Subordination

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the "Subordinated Certificates") will instead be payable to holders of one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the

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Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Subordinated Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit enhancement prior to other classes of Certificates. Such subordination might be effected by reducing the certificate principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Subordinated Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

Cross-Support

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Pool Insurance

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus

Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

     Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

     In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

     As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans--Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.

Special Hazard Insurance

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

     In the event of a bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the Borrower. If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to Borrowers under the Bankruptcy Code. Any such bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the secured principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     Any such bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

     In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

Repurchase Bond

     If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

     If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in "Eligible Investments," which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

Other Insurance and Guarantees

     If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees or letters of credit for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

           YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the Mortgage Loans in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage") to existing Borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal, the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

     When a Mortgage Loan prepays in full, the Borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the Borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

     If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate servicing fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full Prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      CHASE MORTGAGE FINANCE CORPORATION

     Chase Mortgage Finance Corporation (the "Seller"), was incorporated in the State of Delaware on December 4, 1986 as a wholly-owned, limited-purpose finance subsidiary of The Chase Manhattan Corporation. The Seller maintains its principal office at 343 Thornall Street, Edison, New Jersey 08837. Its telephone number is (732) 205-0600.

     As described herein under "The Mortgage Pools," "Underwriting Policies," and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" the only obligations, if any, of the Seller with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Seller will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Seller does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Seller. The Seller anticipates that it will acquire Mortgage Loans in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     None of the Seller, The Chase Manhattan Corporation, The Chase Manhattan Bank, Chase Manhattan Mortgage Corporation, nor any of their affiliates, will insure or guarantee the Certificates of any Series.

                             UNDERWRITING POLICIES

     Except as otherwise set forth in the related Prospectus Supplement, the Seller expects that the originator of a Mortgage Loan will have applied, in a standard procedure which complies with applicable federal and state laws and regulations, underwriting standards which are intended to evaluate the mortgagor's credit standing and

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
repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Mortgage Loans and VA Mortgage Loans will comply with the underwriting policies of FHA and VA, respectively. Except as described below or in the related Prospectus Supplement, the Seller believes that these policies were consistent with those utilized by mortgage lenders generally during the period of origination.

     Certain states where the Mortgaged Properties are located may have "anti-deficiency" laws requiring, in general, that lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. The Seller expects that the underwriting standards applied with respect to the Mortgage Loans (including in states with anti-deficiency laws) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

     The adequacy of a Mortgaged Property as security will be determined by appraisal. With respect to a Mortgage Loan made in connection with the Borrower's purchase of the Mortgaged Property, the "appraised value" is the lower of the purchase price or the amount determined by the appraiser. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable homes and, when deemed applicable, a replacement cost analysis based on the current cost of constructing a similar home.

     The Seller expects that each prospective Borrower will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and personal information, and furnish an authorization to apply for a credit report which summarizes the Borrower's credit history with local merchants and lenders and any record of bankruptcy. With respect to establishing the applicant's ability to make timely payments on the loans given his or her income and fixed obligations other than housing expenses, the Company expects that each originator will have followed procedures generally acceptable to the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), except as otherwise described in this Prospectus or a Prospectus Supplement.

     The Seller will obtain representations and warranties from the seller of the Mortgage Loan (which may or may not be the originator) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Seller may require from time to time. Any Mortgage Loan must be repurchased or substituted for by the seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Mortgage Pool to the satisfaction of the Company. See "The Pooling and Servicing Agreement --Assignment of Mortgage Loans; Warranties."

     The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

                        SERVICING OF THE MORTGAGE LOANS

     With respect to each series of Certificates, the related Mortgage Loans will be serviced by Chase Manhattan Mortgage (or such other entity identified in the Prospectus Supplement), acting alone or, as master servicer, through one or more direct servicers. If Chase Manhattan Mortgage acts as master servicer with respect to a series, the related Agreement will provide that Chase Manhattan Mortgage shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between Chase Manhattan Mortgage and a direct servicer will be deemed to be between Chase Manhattan Mortgage and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

Collection and Other Servicing Procedures

     Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the FNMA Seller's Guide and FNMA Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

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

     The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and
(ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

     The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

     If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans--Enforceability of Due-on-Sale Clauses". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

     The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

Private Mortgage Insurance

     Each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

     A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

     The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance."

     Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Servicer will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of
(i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

Advances

     To the extent specified in the Prospectus Supplement, in the event that any Borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance (i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

     Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

Servicing and Other Compensation and Payment of Expenses

     The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from Borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

     The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer

     The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law or with the consent of the Seller and all of the Certificateholders. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

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
     The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Collection Account.

     Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

                      THE POOLING AND SERVICING AGREEMENT

     This prospectus summarizes the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Loans; Warranties

     At the time of issuance of each series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each Note and the location of the related Mortgaged Property.

     In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement;
(iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) the original lender's title insurance policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company;
(vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy

(or copy certified to be true by the originator) to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

     The Trustee will hold such documents for each series of Certificates in trust for the benefit of all Certificateholders of such series. The Trustee is obligated to review such documents for each Mortgage Loan within 270 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

     In the Agreement for each series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. The representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and (except where noted in the Agreement) each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency in excess of 30 days during the preceding 12-month period; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

     Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

     The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

Payments on Mortgage Loans; Collection Account

     It is expected that the Agreement for each series of Certificates will provide that the Servicer will establish and maintain a trust account or accounts (the "Collection Account") in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Collection Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, a Certificate Account may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

     The Servicer will deposit in the Collection Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement;
(ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all Principal Prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans--Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

Repurchase or Substitution

     The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 270 days after execution and delivery of the related Agreement. If any document required to be delivered by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect, the Seller will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances. This repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

     The Seller will agree, within 90 days of the earlier of the discovery by the Seller or receipt by the Seller of notice from the Trustee or the Servicer of its discovery of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan") or the value of a Mortgage Loan, to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances or (c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. This repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

     If so specified in the Prospectus Supplement for a series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus

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
Supplement: (i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (iv) a Loan-to Value Ratio at origination not greater than that of the removed Mortgage Loan, and
(v) in the reasonable determination of the Seller, be of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.

Certain Modifications and Refinancings

     The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Borrower, and will also permit the Servicer to solicit such requests by offering Borrowers the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

     The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

Evidence as to Compliance

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

     The Agreement will also provide for delivery to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each fiscal year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

The Trustee

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Reports to Certificateholders

     On each Distribution Date, the Servicer or the Paying Agent (as specified in the Agreement) will mail to Certificateholders and such other parties specified in the Agreement a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

       (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

       (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

       (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

       (iv) The aggregate certificate principal balance (or notional principal balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

       (v) The aggregate certificate principal balance of any class of Accrual Certificates after giving effect to any increase in such certificate principal balance that results from the accrual of interest that is not yet distributable thereon;

       (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

       (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

       (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

     The Servicer will provide Certificateholders which are federally insured savings and loan associations, banks or insurance companies with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such entities to comply with applicable regulations of the Office of Thrift Supervision or other relevant regulatory authorities.

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
Events of Default

     Events of Default under the Agreement with respect to a series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer, the Seller and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and (vi) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement.

Rights Upon Event of Default

     As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating more than 50% of such Certificates, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a FNMA or FHLMC approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Servicer, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

     No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to ensure continuing treatment of the Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Internal Revenue Code of 1986, as amended (the "Code") or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series or cause the Trust Fund to fail to qualify as a REMIC. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating not less than 66 2/3% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) change the percentage requirement for the Servicer to repurchase all remaining Mortgage Loans from the Trust Fund or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

Termination; Purchase of Mortgage Loans

     The obligations of the parties to the Agreement for each series will terminate upon (i) the purchase of all the Mortgage Loans, as described in the applicable Prospectus Supplement or (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding Mortgage Loan, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

     As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series.

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
                 MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans.

General

     The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower/homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Foreclosure

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage

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
triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Right of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

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
Anti-Deficiency Legislation and Other Limitations on Lenders

     Anti-Deficiency Statutes

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Bankruptcy Laws

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

     Tax Liens

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

Consumer Protection Laws

     Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

     For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

     The Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

Enforceability of Due-on-Sale Clauses

     Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Under the Agreement for each series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination for such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mort gage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

     Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

Late Charges, Default Interest and Limitations on Prepayment

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Environmental Considerations

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

Forfeiture in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the

Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                           LEGAL INVESTMENT MATTERS

     The Prospectus Supplement for each series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a series evidencing interests in a Trust Fund consisting of mortgage loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of obligations as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, (the "Code") impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor); and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the Trustee for any series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTE 83-1 referred to above will be satisfied with respect to any Certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA.

     Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility. In addition, there may also be other class exemptions that are available to provide relief from the prohibited transaction provisions of ERISA and the Code.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of Certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Morgan, Lewis & Bockius LLP as to the material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. It is recommended that investors consult their own tax advisors regarding the Certificates.

     For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC Elections

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Master REMIC" and one a "Subsidiary REMIC". The assets of the Subsidiary REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Master REMIC will consist of all of the regular interests issued by the Subsidiary REMIC.

     The discussion below under the heading "REMIC Certificates" considers series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

     The discussion in this section applies only to a series of Certificates for which a REMIC election is made.

Tax Opinion.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates.

     The Certificates will be:

     o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

     o "real estate assets" under Code Section 856(c)(5)(B) (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

     The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Subsidiary REMIC.

Income from Regular Certificates.

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     Except as otherwise noted, the discussion below is based upon regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code (the "OID Regulations").

     Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates-- Variable Rate Regular Certificates".

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

     PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist   = distributions made during the period includible in the stated
         redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

     The present value of the remaining distributions is calculated based on
(i) the original yield to maturity of the Regular Certificate, (ii) events (including actual Prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount is considered to be purchased at a premium. The Owner may elect under Code
Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

     Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" (or "VRDIs"). A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain Series of Certificates may contain one or more classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of Subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

Income from Residual Certificates.

     Taxation of REMIC Income. Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of a Master REMIC and a Subsidiary REMIC, the OID Regulations provide that the regular interests issued by the Subsidiary REMIC to the Master REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Subsidiary REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 860G (the "REMIC Regulations") do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

     The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

Sale or Exchange of Certificates.

     An Owner will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Certificate has been held for more than one year, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors.

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules referred to above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates.

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee") and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

     For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

     (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

     (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

     A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

     (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

     (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

     A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently proposed Treasury regulations (the "Proposed Regulations") would add a third condition for the transferor to be presumed to lack such knowledge. This third condition would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of

       (i) the present value of any consideration given to the transferee to acquire the interest;

       (ii) the present value of the expected future distributions on the interest; and

       (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this third condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the Proposed Regulations were not applicable. If adopted, the Proposed Regulations would apply to the transfer of a noneconomic residual interest made on or after February 4, 2000. Prospective investors should consult their own tax advisors as to the applicability and effect of the Proposed Regulations.

Servicing Compensation and Other REMIC Pool Expenses.

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters.

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code
Section 67 expenses.

     The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

Non-REMIC Certificates

     The discussion in this Section applies only to a series of Certificates for which no REMIC election is made.

Trust Fund as Grantor Trust.

     Upon issuance of each series of Certificates, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

Status of the Certificates.

     The Certificates, other than Interest Only Certificates, will be:

     o "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and


     o assets described in Section 7701(a)(19)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

Possible Application of Stripped Bond Rules.

     In general, the provisions of Section 1286 of the Code (the "stripped bond rules") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on a Mortgage Loan from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Mortgage Loans, or because the servicing fee is determined to be excessive (each, a "Stripped Certificate").

     Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates -- Income From Regular Certificates -- Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

Taxation of Certificates if Stripped Bond Rules Do Not Apply.

     If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

     Discount. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan will be considered to have original issue discount if the greater of the amount of points charged to the Borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

     In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates -- Income from Regular Certificates -- Market Discount" above.

     In the case of market discount that does not exceed a de minimis amount, the Owner will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply.

     If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed as described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner would be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. It is recommended that Owners consult their own tax advisors regarding the calculation of income under the stripped bond rules.

Sales of Certificates.

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors.

     Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates -- Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

Reporting

     Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

Backup Withholding

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

New Withholding Regulations

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules referred to above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                             PLAN OF DISTRIBUTION

     The Seller may sell Certificates of each series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If so specified in the Prospectus Supplement relating to a series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

     Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

     If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                USE OF PROCEEDS

     Substantially all of the net proceeds from the sale of each series of Certificates will be applied by the Seller to the purchase price of the Mortgage Loans underlying the Certificates of such series.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York.

                         REPORTS TO CERTIFICATEHOLDERS

     The Servicer will provide to the holders of Certificates of each series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement-- Reports to Certificateholders". The Servicer will file with the Commission such reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Seller filed a registration statement (the "Registration Statement") relating to the Certificates with the Securities and Exchange Commission (the "SEC" or the "Commission"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the officers referred to above. Copies of any documents incorporated into this Prospectus by reference will be provided, at no cost, to each person to whom a Prospectus is delivered, upon written or oral request directed to the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the Seller to "incorporate by reference" information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Seller files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

                     INDEX OF DEFINED TERMS IN PROSPECTUS

Term                                                                     Page
----                                                                     ----
15-Year....................................................................11
1998 Policy Statement......................................................38
30-Year....................................................................11
Accretion Directed..........................................................8
Accrual Certificates........................................................6
Accrual Class..............................................................10
Act........................................................................55
Advance Guarantee..........................................................13
Agreement...................................................................5
ARM Loans..................................................................11
ARMS.......................................................................11
bankruptcy bond............................................................17
Book-Entry Nominee.........................................................48
Borrower...................................................................11
Buy-Down Fund..............................................................11
Buy-Down Mortgage Loans....................................................11
Buy-Down Reserve...........................................................11
Cash-Out Refinance Loans...................................................12
CERCLA.....................................................................35
Certificate Rate............................................................6
Certificateholder...........................................................5
Chase Manhattan Mortgage...................................................18
Code.......................................................................30
Collection Account..........................................................7
Commission.................................................................55
Companion Class.............................................................9
Compensating Interest Payment..............................................19
Component Certificates......................................................8
Conservation Act...........................................................36
Current Report.............................................................12
Cut-Off Date................................................................6
Defective Mortgage Loan....................................................26
Delivery Date...............................................................5
Deposit Guarantee..........................................................13
Distribution Date...........................................................6
DOL........................................................................39
EDGAR......................................................................56
Eligible Investments.......................................................17
ERISA......................................................................39
FHLMC......................................................................20
Fixed Rate Class............................................................9
Floating Rate Class.........................................................9
FNMA.......................................................................20
Garn-St Germain Act........................................................34
GIC........................................................................17
Guarantor..................................................................13
Insurance Proceeds.........................................................12
Interest Accrual Period.....................................................7
Interest Only Certificate..................................................51
Interest-Only Class........................................................10
Inverse Floating Rate Class.................................................9

Term                                                                     Page
----                                                                     ----
Limited Guarantee..........................................................13
Liquidation Proceeds.......................................................12
Loan-to-Value Ratio........................................................11
Lockout Class...............................................................8
Master REMIC...............................................................41
Mortgage...................................................................11
Mortgage Loan Schedule.....................................................24
Mortgage Loans..............................................................5
Mortgage Pool..............................................................11
Mortgage Rate..............................................................11
Mortgaged Properties.......................................................11
Mortgaged Property.........................................................11
NAS Class...................................................................8
NCUA.......................................................................38
New Regulations............................................................48
Non-SMMEA Certificates.....................................................38
Nonrecoverable Advance.....................................................23
Note.......................................................................11
Notional Amount Class.......................................................8
OCC........................................................................38
OID Regulations............................................................42
OTS........................................................................34
PAC.........................................................................8
PAC I.......................................................................8
PAC II......................................................................8
Parties in Interest........................................................39
Paying Agent................................................................7
Planned Amortization Class..................................................8
Plans......................................................................39
Prepayments.................................................................7
Primary Mortgage Insurance Policy..........................................11
Principal Prepayments.......................................................7
Principal-Only Class.......................................................10
Proposed Regulations.......................................................50
PTE 83-1...................................................................40
PUD........................................................................11
Record Date.................................................................6
Registration Statement.....................................................55
Regular Certificates.......................................................41
Relief Act.................................................................35
REMIC Regulations..........................................................46
Remittance Rate.............................................................6
Representing Party.........................................................25
Reserve Account............................................................14
Residual Certificates......................................................41
Residual Owners............................................................45
RICO.......................................................................36
Scheduled Amortization Class................................................8
SEC........................................................................55
Seller.....................................................................19
Senior Certificates........................................................13

Term                                                                     Page
----                                                                     ----
Sequential Pay Class........................................................9
Series......................................................................5
Servicer....................................................................5
SMMEA......................................................................38
Step-up Class..............................................................10
Strip Class.................................................................9
stripped bond rules........................................................52
Stripped Certificate.......................................................52
Subordinated Certificates..................................................13
Subsidiary REMIC...........................................................41

Term                                                                     Page
----                                                                     ----
Support Class...............................................................9
TAC.........................................................................9
Targeted Amortization Class.................................................9
Title V....................................................................35
Trust Fund..................................................................5
Trustee.....................................................................5
Underwriters...............................................................54
Variable Rate Class.........................................................9
VRDIs......................................................................44

                           $129,136,881 (Approximate)



                 Chase Mortgage Finance Trust, Series 2000-S3
                                    Issuer


                       Chase Mortgage Finance Corporation
                                     Seller


                      Chase Manhattan Mortgage Corporation
                                    Servicer



                               [GRAPHIC OMITTED]


         Multi-Class Mortgage Pass-Through Certificates, Series 2000-S3




                  ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  ------------------------------------------


Merrill Lynch & Co.                              Banc of America Securities LLC


You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until June 21, 2000.



                                 March 23, 2000